UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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☐	Soliciting Material Pursuant to §240.14a-12

CAMDEN PROPERTY TRUST

(Name of Registrant as Specified In Its Charter)

Not Applicable

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CAMDEN PROPERTY TRUST
3 Greenway Plaza, Suite 1300
Houston, Texas 77046

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 3, 2010
Time:	11:30 a.m., central time
Place:	Renaissance Hotel 6 Greenway Plaza East Houston, Texas
Matters to be voted on:
1.	To elect ten Trust Managers to hold office for a one-year term;

2.	To ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2010; and

3.	To act on any other matter that may properly come before the meeting.
The Board of Trust Managers recommends you vote FOR each of the nominees for Trust Manager. The Audit Committee, which has the sole authority to retain our independent registered public accounting firm, recommends you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.
Shareholders who are holders of record of common shares at the close of business on March 12, 2010 will be entitled to vote at the annual meeting.
Please contact our investor relations department at (800) 922-6336 or (713) 354-2787 if you have any questions.

By Order of the Board of Trust Managers,

J. Robert Fisher Vice President-General Counsel and Secretary
March 22, 2010
Important Notice Regarding Availability of Proxy Materials for our
Annual Meeting of Shareholders to be held on May 3, 2010
The proxy statement and annual report to shareholders are available at www.proxyvote.com and in the investor relations section of our website at www.camdenliving.com under “SEC Filings.”

INTRODUCTION
The Board of Trust Managers of Camden Property Trust (the “Company”) is soliciting proxies to be used at the annual meeting. The proxy materials are first being sent on or about March 23, 2010 to all shareholders of record on March 12, 2010, the record date for the shareholders entitled to vote at the annual meeting.
The complete mailing address of the Company’s executive offices is 3 Greenway Plaza, Suite 1300, Houston, Texas 77046.
The Company’s website address is www.camdenliving.com. The Company uses its website as a channel of distribution for Company information. The Company makes available free of charge on the Investor Relations section of its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other reports the Company files with or furnishes to the SEC under the Exchange Act, including proxy statements and reports filed by officers and Trust Managers under Section 16(a) of the Exchange Act. The Company also makes available on the investor relations section of its website under “Corporate Governance” its Code of Business Conduct and Ethics, Guidelines on Governance, Code of Ethical Conduct for Senior Financial Officers and the charters of its Audit, Compensation, Corporate Governance and Nominating Committees.
INFORMATION ABOUT VOTING AND THE ANNUAL MEETING
Shares Outstanding
All shareholders of record on the close of business on March 12, 2010 are entitled to vote at the annual meeting. On March 12, 2010, the Company had 64,579,603 common shares outstanding. Each share is entitled to one vote.
Availability of Proxy Materials
The Company is pleased to continue to take advantage of the SEC rule which allows companies to furnish proxy materials to their shareholders over the Internet. As a result, the Company is mailing to most of its shareholders a Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials. The Notice of Availability of Proxy Materials you received provides instructions on how to access and review the Company’s proxy materials, submit your vote on the Internet and request a printed copy of the Company’s proxy materials. The Company believes this process of sending you the Notice of Availability of Proxy Materials reduces the environmental impact of printing and distributing hard copy materials and lowers the cost of printing and distribution.
If you previously requested printed copies of the proxy materials, the Company has provided you with printed copies of the proxy materials instead of the Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs the Company incurs in mailing proxy materials, you may elect to receive all future proxy materials electronically via the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card for electronic delivery of future proxy materials.
The Company’s annual report is being made available to all shareholders entitled to receive notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and should not be considered proxy solicitation material.

Voting
If on the record date your shares were registered directly in your name with the Company’s transfer agent, you are a “shareholder of record.” As a shareholder of record, you may vote in person at the annual meeting or by proxy. To vote by proxy, sign and return the proxy card or submit your proxy via the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card. Voting by proxy does not affect your right to vote in person at the annual meeting. Whether or not you plan to attend the meeting, the Company urges you to vote by proxy.
If on the record date your shares were held through a broker, bank or other agent and not in your name, then you are a “beneficial owner.” If you are a beneficial owner, your shares are held in street name, as is the case for most of the Company’s shareholders. As a beneficial owner, you should have received a voting instruction form with the voting instructions from the organization holding your account, rather than from the Company, and you have the right to direct how the shares in your account are to be voted. Please complete and mail the voting instruction form as instructed to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet if permitted by your bank, broker or other agent by following the instructions provided in the Notice of Availability of Proxy Materials or voting instruction form. As a beneficial owner, you are also invited to attend the annual meeting. However, since you are not a shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your bank, broker or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your bank, broker or other agent to request such form of proxy.
You may vote “For” all of the nominees for Trust Manager or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against,” or “Abstain” from voting. An abstention vote will have the same effect as an “Against” vote.
If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.
If you are a shareholder of record and you return a signed proxy card but do not indicate how you wish to vote, the shares will be voted in favor of all of the nominees for Trust Manager and the other proposal. If you do not sign a proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.
If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of the New York Stock Exchange (the “NYSE”), that organization may exercise discretionary authority to vote on routine proposals (such as the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm) but may not vote on non-routine proposals (such as the election of Trust Managers). As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares which cannot be voted by banks, brokers or other agents on non-routine matters are called broker non-votes. Broker non-votes will be deemed present at the annual meeting for purposes of determining whether a quorum exists for the annual meeting. Broker non-votes will make a quorum more readily obtainable, but will not be counted as votes cast.
Revoking a Proxy
If you are a shareholder of record, you may revoke your proxy at any time before the annual meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to the Company’s principal executive offices at 3 Greenway Plaza, Suite 1300, Houston, Texas 77046, attention: Corporate Secretary. Such notice or later dated proxy must be received by the Company prior to the annual meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.
If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.

Quorum
The Company needs a quorum of shareholders to hold its annual meeting. A quorum exists when at least a majority of the Company’s outstanding shares entitled to vote on the record date are represented at the annual meeting either in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the annual meeting. Shareholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on the routine proposal will be counted towards the quorum requirement.
Proxy Solicitation Costs
The Company will pay all of the costs of soliciting proxies. Some of the Company’s Trust Managers, officers and other employees may solicit proxies personally or by telephone, mail, facsimile or other electronic means of communication. They will not be specially compensated for these solicitation activities. The Company does not expect to pay any fees for the solicitation of proxies, but may pay brokerage firms and other custodians for their reasonable expenses for forwarding solicitation materials to the beneficial owners of shares.
Householding
The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those shareholders. A number of brokers with account holders who are shareholders of the Company “household” the Company’s proxy materials in this manner. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability of Proxy Materials, please notify your broker and the Company’s investor relations department in writing at 3 Greenway Plaza, Suite 1300, Houston, Texas 77046 or by telephone at (800) 922-6336 or (713) 354-2787. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker.
Other Business
The Company does not know of any matter to be presented or acted upon at the meeting, other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the proxy card or voting instruction form.

GOVERNANCE OF THE COMPANY
Board Independence and Meetings
The Board of Trust Managers believes the purpose of corporate governance is to ensure the Company maximizes shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices the Board and senior management believe promote this purpose, are sound and represent best practices. The Company continually reviews these governance practices, the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities.
Currently, the Board of Trust Managers has ten members. To determine which of its members are independent, the Board used the independence standards adopted by the NYSE for companies listed on such exchange and also considered whether a Trust Manager had any other past or present relationships with the Company that created conflicts or the appearance of conflicts. The Board determined that no Trust Manager, other than Richard J. Campo and D. Keith Oden, each of whom is employed by the Company, had any material relationship with the Company under the NYSE standards. As a result, the Company has a majority of independent Trust Managers on its Board as required by the listing requirements of the NYSE.
The Board of Trust Managers met either in person or by conference call eight times in 2009. All of the Trust Managers attended 75% or more of meetings of the Board and the committees on which they served during 2009. The Company encourages all of its Trust Managers to attend the annual meeting. Five Trust Managers attended last year’s annual meeting in person.
Executive Sessions
Independent Trust Managers have regularly scheduled executive sessions in which they meet without the presence of management or management Trust Managers. These executive sessions typically occur before or after each regularly scheduled meeting of the Board. Any independent Trust Manager may request an additional executive session be scheduled. The presiding Trust Manager over these executive sessions is Lewis A. Levey, the Lead Independent Trust Manager.
Board Leadership Structure; Board Role in Risk Oversight
Since the Company’s IPO in 1993, the Company has operated using the traditional U.S. board leadership structure, under which the Company’s Chairman of the Board also serves as its Chief Executive Officer. Over this period, Mr. Campo has held both of these positions, and Mr. Oden has served as President with responsibility for the management of the Company’s operations. Messrs. Campo and Oden were the Company’s co-founders and have partnered to lead the Company’s growth and success. Having Mr. Campo serve as both Chairman and CEO has eliminated the potential for confusion or duplication of efforts. The Company believes it has been well-served by this leadership structure and having one person serve as Chief Executive Officer and Chairman is best for the Company and its shareholders.
Of the eight independent Trust Managers currently serving on the Board, six are currently serving or have served as a chief executive officer and/or chairman of the board of public companies. With respect to the Company’s two other independent Trust Managers, one was founder and has been the CEO or senior executive officer of large media companies and both have extensive experience serving on public boards. Accordingly, the Company believes all its independent Trust Managers have demonstrated leadership in large enterprises and all are familiar with board processes. For additional information about the backgrounds and qualifications of the Trust Managers, see “Trust Manager Qualifications” and “Election of Trust Managers” in this proxy statement.
The Board has four committees comprised solely of independent Trust Managers—Audit, Compensation, Nominating and Corporate Governance—with each having a separate chair. Among various other duties set forth in the committee charters, (a) the Compensation Committee oversees the annual performance evaluation of the Company’s Chairman and Chief Executive Officer, President and other executive officers, (b) the Corporate Governance Committee is responsible for succession planning and monitors Board performance and best practices in corporate governance, (c) the Nominating Committee monitors the composition of the Board and its committees, and (d) the Audit Committee oversees the accounting and financial reporting processes as well as legal, compliance and risk management matters. The chair of each of these committees is responsible for directing the work of the committee in fulfilling these responsibilities.

The entire Board is actively involved in overseeing risk management; however, in accordance with NYSE requirements, the Audit Committee charter provides for the Audit Committee to exercise primary responsibility for overseeing the Company’s risk management function. Management regularly provides updates on risk management to the Audit Committee and the entire Board, and the Board regularly discusses the most significant market, credit, liquidity and operational risks the Company is facing. The Board also engages in regular discussions regarding risk management and related matters with the Company’s Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, and other officers as the Board may deem appropriate.
In addition, each of the Board committees considers the risks within its area of responsibilities. For example, the Compensation Committee considers the risks which may be implicated by the executive compensation programs. The Company believes the leadership structure of the Board supports the Board’s effective oversight of risk management.
In accordance with the Company’s bylaws and Guidelines on Governance, the Board is responsible for selecting the Chief Executive Officer and the Chairman of the Board. The Guidelines on Governance have at all times required the appointment of an Independent Lead Trust Manager.
Under the Company’s bylaws and Guidelines on Governance, the Chairman of the Board is responsible for chairing Board meetings and annual shareholder meetings, setting the agendas for these meetings in consultation with the Lead Independent Trust Manager, and providing information to Board members in advance of each Board meeting and between Board meetings. Under the Guidelines on Governance, any Board member may recommend the inclusion of specific agenda items to the Chairman, the Lead Independent Trust Manager or the appropriate committee chair and such recommendations will be accommodated to the extent practicable. Under the Guidelines on Governance, the Lead Independent Trust Manager is responsible for the following:
•	presiding at all meetings of the Board at which the Chairman is not present;
•	calling, developing the agenda for and presiding at executive sessions of the independent Trust Managers, and taking the lead role in communicating to the Chairman any feedback, as appropriate;
•	assisting in the recruitment of Board candidates;
•	serving as principal liaison between the independent Trust Managers and the Chairman;
•	communicating with Trust Managers between meetings when appropriate;
•	consulting with the Chairman regarding the information, agenda and schedules of the meetings of the Board;
•	monitoring the quality, quantity and timeliness of information sent to the Board;
•	working with committee chairs to ensure committee work is conducted at the committee level and reported to the Board;
•	facilitating the Board’s approval of the number and frequency of Board meetings, as well as meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	recommending to the Chairman the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;
•	being available, when appropriate, for consultation and direct communication with shareholders and other external constituencies, as needed; and
•	serving as a contact for shareholders wishing to communicate with the Board other than through the Chairman.
Pursuant to the Guidelines on Governance, independent Trust Managers have regularly scheduled executive sessions in which they meet without the presence of management or management Trust Managers. These executive sessions typically occur before or after each regularly scheduled meeting of the Board. Any independent Trust Manager may request an additional executive session be scheduled. The presiding Trust Manager over these executive sessions is the Lead Independent Trust Manager. The Company notes the responsibilities assigned to the Lead Independent Trust Manager are consistent with generally accepted requirements for a “countervailing governance structure” where a company does not have an independent board chairman.
The Company believes, in addition to fulfilling the Lead Independent Trust Manager responsibilities, the Trust Managers who have served as Lead Independent Trust Manager have made valuable contributions to the Company. The following have been among the most important contributions of the Lead Independent Trust Managers:
•	monitoring the performance of the Board and seeking to develop a high-performing Board by, for example, helping the Trust Managers reach consensus, keeping the Board focused on strategic decisions, taking steps to ensure all the Trust Managers are contributing to the work of the Board, and coordinating the work of the Board committees;
•	developing a productive relationship with the Chief Executive Officer and ensuring effective communication between the Chief Executive Officer and the Board; and
•	ensuring and supporting effective shareholder communications.
On an annual basis, as part of the Company’s review of corporate governance and succession planning, the Board (led by the Corporate Governance Committee) evaluates the Board leadership structure to ensure it remains the optimal structure for the Company and its shareholders.
The Company recognizes different board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. The Company believes its current leadership structure—under which its Chief Executive Officer serves as Chairman of the Board, the Board committees are chaired by, and all of the members are, independent Trust Managers, and a Lead Independent Trust Manager assumes specified responsibilities on behalf of the independent Trust Managers—remains the optimal board leadership structure for the Company and its shareholders.
Share Ownership Guidelines
The Board of Trust Managers has adopted a share ownership policy for Trust Managers. The policy provides for a minimum beneficial ownership target of the Company’s common shares with a market value of $250,000 within three years of joining the Board. All Trust Managers who have served on the Board for three or more years currently meet this ownership target.

Committees of the Board of Trust Managers
The Board of Trust Managers has established five committees. Information regarding these committees is set forth below.
Audit Committee. The current members of the Audit Committee are Scott S. Ingraham (Chair), Lewis A. Levey and Kelvin R. Westbrook. Each member of the Audit Committee satisfies the requirements for independence set forth in Rule 10A-3(b)(1) of the Exchange Act and the NYSE’s listing standards. The Board of Trust Managers, after reviewing all of the applicable facts, circumstances and attributes, has determined Mr. Ingraham is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.
The Audit Committee operates under a written charter adopted by the Board, which was last amended on February 25, 2010. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Report of the Audit Committee is set forth beginning on page 46 of this proxy statement.
The Audit Committee’s responsibilities include assisting the Board in overseeing the integrity of the Company’s financial statements, its compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s independent registered public accounting firm. In addition, the Audit Committee reviews, as it deems appropriate, the adequacy of the Company’s systems of disclosure controls and internal controls regarding financial reporting and accounting. In accordance with its charter, the Audit Committee has the sole authority to appoint and replace the independent registered public accounting firm, who reports directly to the Audit Committee, approve the engagement fee of the independent registered public accounting firm and pre-approve the audit services and any permitted non-audit services the independent registered public accounting firm may provide to the Company. During 2009, no member of the Audit Committee served on more than two other public company audit committees. The Audit Committee met seven times in 2009.
Compensation Committee. The current members of the Compensation Committee are Scott S. Ingraham, Lewis A. Levey (Chair) and Steven A. Webster. Each member of the Compensation Committee satisfies the requirements for independence set forth in the NYSE’s listing standards. The Compensation Committee operates under a written charter adopted by the Board, which was last amended on February 19, 2009. The Compensation Committee reviews and assesses the adequacy of its charter on an annual basis. The Compensation Committee’s responsibilities include overseeing the Company’s compensation programs and practices and determining compensation for the Company’s executive officers. The Compensation Committee met four times in 2009.
Nominating Committee. The current members of the Nominating Committee are William R. Cooper (Chair), Scott S. Ingraham and Steven A. Webster. Each member of the Nominating Committee satisfies the requirements for independence set forth in the NYSE’s listing standards. The Nominating Committee operates under a written charter adopted by the Board, which was last amended on February 19, 2009. The Nominating Committee reviews and assesses the adequacy of its charter on an annual basis. The Nominating Committee’s responsibilities include selecting the Trust Manager nominees for election at annual meetings of shareholders. The Nominating Committee met one time in 2009.
Corporate Governance Committee. The current members of the Corporate Governance Committee are William R. Cooper, William B. McGuire, Jr. (Chair), F. Gardner Parker and William F. Paulsen. Each member of the Corporate Governance Committee satisfies the requirements for independence set forth in the NYSE’s listing standards. The Corporate Governance Committee operates under a written charter adopted by the Board, which was last amended on February 19, 2009. The Corporate Governance Committee reviews and assesses the adequacy of its charter on an annual basis. The Corporate Governance Committee’s responsibilities include ensuring the Board of Trust Managers and management are appropriately constituted to meet their fiduciary obligations to the Company’s shareholders and the Company by developing and implementing policies and processes regarding corporate governance matters. The Corporate Governance Committee met one time in 2009.
Executive Committee. The current members of the Executive Committee are Richard J. Campo (Chair), William R. Cooper and Steven A. Webster. The executive committee may approve the acquisition and disposal of investments and the execution of contracts and agreements, including those related to the borrowing of money. The Executive Committee may also exercise all other powers of the Trust Managers, except for those that require action by all Trust Managers or the independent Trust Managers under the Company’s declaration of trust or bylaws or under applicable law. The executive committee did not meet in 2009.

Consideration of Trust Manager Nominees
Shareholder Nominees. The policy of the Nominating Committee is to consider all properly submitted shareholder nominations for candidates for membership on the Board. In evaluating such nominations, the Nominating Committee will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria described below under “Trust Manager Qualifications.” The Nominating Committee will apply the same criteria to all candidates it considers, including any candidates submitted by shareholders. Any shareholder nomination proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:
Corporate Secretary
Camden Property Trust
3 Greenway Plaza, Suite 1300
Houston, Texas 77046
In addition, the Company’s bylaws permit nominations of Trust Managers at any annual meeting of shareholders by the Board or a committee of the Board or by a shareholder of record entitled to vote at the annual meeting. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and material required by the Company’s bylaws to its corporate secretary at the address set forth above not less than 60 nor more than 90 days prior to the date of the applicable annual meeting. However, if the Company does not provide at least 70 days notice or prior public disclosure of the date of the meeting, the Company must receive notice from a shareholder no later than the close of business on the 10th day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. You may obtain a copy of the full text of the bylaw provision by writing to the Company’s corporate secretary at the address set forth above. A copy of the Company’s bylaws has been filed with the SEC as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 1997 and an amendment thereto has been filed with the SEC as an exhibit to its Current Report on Form 8-K dated May 2, 2006.
Identifying and Evaluating Nominees. The Nominating Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for Trust Manager. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. As described above, the Nominating Committee will consider all properly submitted shareholder nominations for candidates to the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee at a regularly scheduled meeting, which is generally the first meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a Trust Manager candidate, such materials will be forwarded to the Nominating Committee. The Nominating Committee may also review materials provided by professional search firms or other parties, and/or utilize the findings or recommendations of a search committee composed of other Trust Managers, in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating Committee will seek to achieve a balance of knowledge, experience and capability on the Board.
Trust Manager Qualifications. The Guidelines on Governance contain Board membership criteria which the Nominating Committee uses in evaluating nominees for a position on the Board. Under these criteria, a majority of the Board must be comprised of independent Trust Managers. The Nominating Committee works with the Board to determinate the appropriate characteristics, skills and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of each Trust Manager include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Nominating Committee takes into account an understanding of the Company’s business, including real estate markets generally, the development, ownership, operation and financing of multifamily communities, and various matters unique to REITs. The Nominating Committee considers a number of other factors, including a general understanding of finance and other disciplines relevant to the success of a large publicly-traded company in today’s business environment, educational and professional background, personal accomplishment, and geographic, gender, age and ethnic diversity. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group which can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The Nominating Committee evaluates each incumbent Trust Manager to determine whether he should be nominated to stand for re-election, based on the types of criteria outlined above as well as the Trust Manager’s contributions to the Board during his current term.

Each of the nominees for election to the Board this year has previously served as a member of the Board. In addition to fulfilling the criteria described above, each nominee also brings a strong background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and Board service, executive management, media and technology enterprises, private equity investment, and multifamily and related businesses. Set forth below are the conclusions reached by the Board with regard to its nominees.
Messrs. Campo and Oden co-founded the Company’s predecessor companies in 1982 and have spent almost 30 years building the Company from a Texas-based real estate firm with assets valued at $200 million in 1993 to an industry leader with a national footprint and real estate assets totaling more than $5 billion.
Mr. Campo’s leadership in the multifamily industry is further evidenced by his being named in December 2009 by Multifamily Executive magazine as one of the 10 most influential executives of the decade and his holding strategic roles within the real estate industry, having served on the executive board as chairman for the National Multi-Housing Council (NMHC), as an executive committee member for the Urban Land Institute (ULI) and on the board of directors of the National Association of Real Estate Investment Trusts (NAREIT). He is also involved in numerous local charitable organizations and has served on the boards of directors of several organizations which focus on the economic development, business outlook and future growth of Houston.
Mr. Oden drives the Company’s strategic initiatives, leads the property operations and corporate support services, and promotes the Company’s culture. Through Mr. Oden’s leadership, the Company has been on the leading edge of incorporating technology into the Company’s platform through web-based property management and revenue management systems to strengthen on-site operations. Mr. Oden leads the Company’s strong workplace culture based on collaboration, trusting relationships and fun, resulting in the Company being named by FORTUNE® magazine for the third consecutive year as one of the “100 Best Companies to Work For” in America, placing 10th on the current list, and 4th on the current list of the “Best Companies to Work for in Texas.” Mr. Oden is a member of the Executive Council of the Center for Real Estate Finance at the University of Texas and serves as advisor, financial supporter, guest lecturer, and panelist for the faculty and students pursuing their MBAs in real estate finance.
Mr. Cooper’s distinguished career in the acquisition, development, management, leasing and sale of multifamily, office, retail and industrial properties has given him extensive experience in executive management. Mr. Cooper has over 40 years of real estate experience, including as co-founder, chairman of the board and chief executive officer of a public multifamily REIT.
Mr. Ingraham brings marketing and business leadership skills from his being a co-founder of three start-up companies, including the multifamily residential real estate leasing web site, Rent.com. He also has over 30 years of experience in other commercial real estate related endeavors and has served as chief executive officer of a public multifamily REIT. Mr. Ingraham also has experience in finance, including real estate investment banking, and qualifies as an audit committee financial expert under SEC guidelines. He is also a member of the board of directors of a public commercial real estate Internet listing web site and an office property REIT, and serves on each of their audit committees.
Mr. Levey’s experience as a co-founder of a public multifamily REIT and a real estate investment firm, where he provides strategic real estate consulting and advisory services to both private and institutional owners as well as leasing and management services, gives him the leadership and consensus-building skills to serve as the Lead Independent Trust Manager. He serves on the board of directors of a public financial services company. He also is active in business organizations, including formerly serving in leadership positions with the Urban Land Institute (ULI) and National Multi-Housing Council (NMHC), and serves on the boards of directors of various civic organizations.

Mr. McGuire brings almost 40 years of experience in real estate brokerage, development and management to the Board, including as chairman of the board of a public multifamily REIT. He has been active in a number of professional and community organizations, including the Urban Land Institute (ULI), The Charlotte City Club and Habitat for Humanity of Charlotte, and is the founder and former president of The Neighborhood Medical Clinic.
Mr. Paulsen has almost 30 years of experience in multifamily development and management, including as co-chairman of the board and chief executive officer of a public multifamily REIT. He serves on the board of directors of a public structured finance REIT. He has also been active in a number of professional and community organizations.
Mr. Parker has an extensive background in public accounting. He was a partner of one of the world’s largest accounting firms and serves on the boards and audit committees of numerous public and private companies. He also brings financial experience to the Board through his involvement in structuring private and venture capital investments for the past 25 years. Mr. Parker is board certified by the NACD Corporate Directors Institute.
Mr. Webster brings business leadership skills from his over 30-year career in venture capital and investment activities. He has founded an investment banking firm, a public offshore drilling contractor and a public oil and gas exploration and production company. Mr. Webster also co-founded and/or was a lead investor in numerous other successful ventures in the energy business, and he has been a lead investor in several companies outside the energy business. He currently serves as the chairman of the board of a public energy company and as a director of several other public and private companies.
Mr. Westbrook brings legal, media and marketing expertise to the Board. He is a former partner of a national law firm, was the president, chief executive officer and co-founder of two large cable television and broadband companies and was or is a member of the board of numerous high-profile companies, including the National Cable Satellite Corporation, better known as C-SPAN. Mr. Westbrook currently serves on the boards of two other public companies and a multi-billion dollar not-for-profit healthcare services company and devotes energy to community projects and charity work in St. Louis. He was featured by Black Enterprise magazine as the CEO of one the nation’s 100 largest businesses owned by African Americans.
Limits on Service on Other Boards. In the Guidelines on Governance, the Board recognized its members benefit from service on the boards of other companies. The Company encourages that service but also believes it is critical Trust Managers have the opportunity to dedicate sufficient time to their service on the Board. To that end, the Guidelines on Governance provide that employee Trust Managers may not serve on more than two public company boards in addition to the Board. Individuals who serve on more than six other public company boards will not normally be asked to join the Board and individuals who serve on more than two other public company audit committees will not normally be asked to join the Audit Committee unless, in any such case, the Board determines such simultaneous service would not impair the ability of such individual to effectively serve on the Board or the Audit Committee.
Term Limits; Retirement Age. Trust Managers hold office for one-year terms. The Guidelines on Governance provide, as a general matter, non-employee Trust Managers will not stand for election to a new term of service at any annual meeting following their 75th birthday. The Board may approve exceptions to this practice when it believes it is in the Company’s interest to do so. The Board does not believe it should establish term limits for Trust Manager service, instead preferring to rely upon the mandatory retirement age and the evaluation procedures described above as the primary methods of ensuring each Trust Manager continues to act in a manner consistent with the best interests of the Company, its shareholders and the Board. The Board believes term limits have the disadvantage of losing the contribution of Trust Managers who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

Guidelines on Governance and Codes of Ethics
The Board of Trust Managers has adopted Guidelines on Governance to address significant corporate governance issues. These guidelines provide a framework for the Company’s corporate governance initiatives and cover a variety of topics, including the role of the Board, Board selection and composition, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions and executive share ownership. The Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.
The Board has also adopted a Code of Business Conduct and Ethics, which is designed to help officers, Trust Managers and employees resolve ethical issues in an increasingly complex business environment. It covers topics such as reporting unethical or illegal behavior, compliance with law, share trading, conflicts of interest, fair dealing, protection of the Company’s assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences and obtaining assistance to help resolve ethical issues. The Company has also adopted a Code of Ethical Conduct for Senior Financial Officers, which is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions.
Communication With The Board
Any shareholder or interested party who wishes to communicate with the Board of Trust Managers or any specific Trust Manager, including independent Trust Managers, may write to:
Mr. Lewis A. Levey
Lead Independent Trust Manager
Camden Property Trust
3 Greenway Plaza, Suite 1300
Houston, Texas 77046
Depending on the subject matter, Mr. Levey will:
•	forward the communication to the Trust Manager or Trust Managers to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded to the chair of the Audit Committee for review);
•	forward to management if appropriate (for example, if the communication is a request for information about the Company or its operations or it is a share-related matter that does not appear to require direct attention by the Board or an individual Trust Manager); or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
At each meeting of the Board, the Lead Independent Trust Manager will present a summary of all communications received since the last meeting of the Board and will make those communications available to any Trust Manager on request.

ELECTION OF TRUST MANAGERS
There are currently ten Trust Managers on the Board. The Nominating Committee of the Board recommended, and the Board has selected, each of the ten current Trust Managers as a nominee for election at the annual meeting. No Trust Manager was selected for nomination at the 2010 annual meeting as a result of any arrangement or understanding between that Trust Manager and any other person.
Trust managers elected at the meeting will hold office for a one-year term. Unless you withhold authority to vote for one or more nominees, the persons named as proxies intend to vote for election of the ten nominees.
All nominees have consented to serve as Trust Managers. The Board has no reason to believe any of the nominees will be unable to act as Trust Manager. However, if a Trust Manager is unable to stand for re-election, the Board may either reduce the size of the Board or the Nominating Committee may designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.
Set forth below are the nominees, together with their age, biographical information and directorships held at public companies during the previous five years. For information regarding the conclusions reached by the Board with regard to its nominees, see “Governance of the Company—Consideration of Trust Manager Nominees—Trust Manager Qualifications.”

Richard J. Campo
Age:	55
Trust Manager Since:	1993
Principal Occupation:	Chairman of the Board of Trust Managers and Chief Executive Officer of the Company since May 1993
Other Current Directorships:	None
Past Directorships:	None

William R. Cooper
Age:	73
Trust Manager Since:	1997
Principal Occupation:	Private Investor
Recent Business Experience:	Since April 1997, Mr. Cooper has been a private investor. Prior to April 1997, Mr. Cooper served for 30 years in a variety of capacities with Paragon Group, Inc. and/or its predecessor.
Other Current Directorships:	None
Past Directorships:	None

Scott S. Ingraham
Age:	56
Trust Manager Since:	1998
Principal Occupation:	Private Investor and Strategic Advisor
Recent Business Experience:	From 1999 until February 2005, Mr. Ingraham was Chairman of the Board and Chief Executive Officer of Rent.com or its predecessor, now owned by eBay.
Other Current Directorships:	LoopNet, Inc. (online commercial real estate services), Kilroy Realty, Inc. (office property REIT)
Past Directorships:	None

Lewis A. Levey
Age:	68
Trust Manager Since:	1997 (Lead Independent Trust Manager since February 2008)
Principal Occupation:	Private Investor and Management Consultant
Recent Business Experience:	Since April 1997, Mr. Levey has been a private investor and management consultant. He is also involved as a principal with a commercial real estate management and leasing firm focused on office buildings. Prior to April 1997, Mr. Levey served for more than 25 years in a variety of capacities with Paragon Group, Inc. and/or its predecessor.
Other Current Directorships:	Enterprise Financial Services Corp. (financial services)
Past Directorships:	None

William B. McGuire, Jr.
Age:	65
Trust Manager Since:	2005
Principal Occupation:	Private Investor
Recent Business Experience:	From 1994 until February 2005, Mr. McGuire was a director and executive officer of Summit Properties Inc., most recently serving as its co-chairman of the board from April 2001 until February 2005.
Other Current Directorships:	None
Past Directorships:	Summit Properties Inc. (multifamily REIT) (1994-2005)

D. Keith Oden
Age:	53
Trust Manager Since:	1993
Principal Occupation:	From March 2008, Mr. Oden has been the President of the Company. Mr. Oden served as President and Chief Operating Officer of the Company from December 1993 to March 2008.
Other Current Directorships:	None
Past Directorships:	None

William F. Paulsen
Age:	63
Trust Manager Since:	2005
Principal Occupation:	Private Investor
Recent Business Experience:	From 1994 until February 2005, Mr. Paulsen was a director and executive officer of Summit Properties Inc., most recently serving as its co-chairman of the board from April 2001 to February 2005.
Other Current Directorships:	Crystal River Capital, Inc. (structured finance REIT)
Past Directorships:	Summit Properties Inc. (multifamily REIT) (1994-2005)

F. Gardner Parker
Age:	68
Trust Manager Since:	1993 (Lead Independent Trust Manager 1998 to February 2008)
Principal Occupation:	Private Investor
Recent Business Experience:	Mr. Parker has been involved in structuring private and venture capital investments for the past 25 years.
Other Current Directorships:	Carrizo Oil & Gas, Inc. (oil and gas exploration and development), Sharps Compliance Corp. (waste management services), Hercules Offshore, Inc. (offshore drilling and liftboat services), Pinnacle Gas Resources, Inc. (natural gas exploration and development), Triangle Petroleum Corporation (oil and gas exploration and development)
Past Directorships:	Blue Dolphin Energy Company (energy transmission) (2004-2006)

Steven A. Webster
Age:	58
Trust Manager Since:	1993
Principal Occupation:	Co-Chief Executive Officer and Co-Managing Partner, Avista Capital Partners, a private equity investment firm, since 2005
Recent Business Experience:	From 2000 to 2005, Mr. Webster was Chairman of Global Energy Partners, an affiliate of CSFB Private Equity.
Other Current Directorships:	Carrizo Oil & Gas, Inc. (oil and gas exploration and development), Basic Energy Services, Inc. (oil and gas services), Seacor Holdings, Inc. (tanker and marine services), Hercules Offshore, Inc. (offshore drilling and liftboat services), Geokinetics Inc. (seismic data acquisition services)
Past Directorships:	Pinnacle Gas Resources, Inc. (natural gas exploration and development) (2003-2009), Encore Bancshares (bank holding company) (2000-2009), Solitario Resource Corporation (precious metal exploration) (2006-2008), Brigham Exploration Company (oil and gas) (2000-2007), Goodrich Petroleum Corporation (oil and gas) (2003-2007), Grey Wolf, Inc. (land drilling) (1996-2008), Crown Resources Corporation (precious metal exploration) (1988-2006)

Kelvin R. Westbrook
Age:	54
Trust Manager Since:	2008
Principal Occupation:	President and Chief Executive Officer of KRW Advisors, LLC, a privately-held company in the business of providing consulting and advisory services in the telecommunications, media and other industries, since September 2007.
Recent Business Experience:	From October 2006 to September 2007, Mr. Westbrook was Chairman and Chief Strategic Officer of Broadstripe, LLC (formerly known as Millennium Digital Media Systems, L.L.C.) (broadband communication services). From 1997 to October 2006, Mr. Westbrook served as President and Chief Executive Officer of Broadstripe, LLC. In January 2009, Broadstripe, LLC filed for protection from creditors under the federal bankruptcy laws.
Other Current Directorships:	Archer-Daniels Midland Company (agribusiness-crop origination and transportation), Stifel Financial Corp. (financial services)
Past Directorships:	None
Required Vote
Each nominee must be re-elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting.
The Board recommends you vote FOR the nominees listed above.

EXECUTIVE OFFICERS
There is no family relationship among any of the Trust Managers or executive officers. No executive officer was selected as a result of any arrangement or understanding between that executive officer and any other person. All executive officers are elected annually by, and serve at the discretion of, the Board of Trust Managers.
The Company’s current executive officers and their ages, current positions, and recent business experience (all of which was with the Company or its wholly-owned subsidiaries) are as follows:

Name	Age	Position	Recent Business Experience
Richard J. Campo	55	Chairman of the Board of Trust Managers and Chief Executive Officer (May 1993-present)	Chairman of the Board of Trust Managers and Chief Executive Officer (May 1993 — present)

D. Keith Oden	53	President (May 1993-present)	President and Chief Operating Officer (December 1993 — March 2008)

H. Malcolm Stewart	58	Chief Operating Officer (March 2008-present)	Executive Vice President-Real Estate Investments and Chief Investment Officer (September 1998-March 2008), Senior Vice President-Construction (December 1993-September 1998)

Dennis M. Steen	51	Senior Vice President-Finance and Chief Financial Officer (September 2003-present)	Vice President-Controller, Chief Accounting Officer and Treasurer (August 1999-September 2003)

Stephen R. Hefner	47	Senior Vice President-Construction (March 2008-present)	Vice President-Construction (March 1998-March 2008)

Alexander J.K. Jessett	36	Senior Vice President-Finance and Treasurer (December 2009-present)	Vice President-Finance and Treasurer (March 2004-December 2009)

Cynthia B. Scharringhausen	50	Senior Vice President-Human Resources (March 2008-present)	Vice President-Human Resources (April 2000-March 2008)

William W. Sengelmann	51	Senior Vice President-Real Estate Investments (March 2008-present)	Vice President-Real Estate Investments (January 1998-March 2008)

Kristy P. Simonette	43	Senior Vice President - Strategic Services (December 2009-present)	Vice President - Information Technology and Chief Information Officer (May 2008-December 2009)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows how many shares were owned by the Trust Managers and named executive officers as of March 12, 2010, including shares such persons had a right to acquire within 60 days after March 12, 2010 through the exercise of vested options to purchase shares held in a rabbi trust, ordinary share options and through the exchange of units of limited partnership interest in the Company’s operating partnerships. The following table also shows how many shares were owned by beneficial owners of more than 5% of the Company’s common shares as of March 12, 2010. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below.

	Shares Beneficially Owed(2)(3)
Name and Address of Beneficial Owners (1)	Amount	Percent of Class
The Vanguard Group, Inc.(4)	5,898,062	9.1%
BlackRock, Inc.(5)	5,244,898	8.1%
ING Clarion Real Estate Securities, LLC(6)	4,116,687	6.4%
Morgan Stanley(7)	3,612,530	5.6%
Cohen & Steers, Inc.(8)	3,430,663	5.3%
D. Keith Oden(9)	1,437,632	2.2%
Richard J. Campo(10)	1,419,959	2.2%
William B. McGuire, Jr.(11)	518,212	*
William F. Paulsen(12)	463,309	*
Lewis A. Levey(13)	451,689	*
William R. Cooper	418,439	*
H. Malcolm Stewart	389,856	*
Scott S. Ingraham(14)	141,642	*
Steven A. Webster	110,791	*
Steven K. Eddington	82,420	*
Dennis M. Steen	81,016	*
F. Gardner Parker	27,959	*
Kelvin R. Westbrook	1,506	*
All Trust Managers and executive officers as a group (17 persons)(15)	5,650,163	8.2%

*	Less than 1%

(1)	The address for Messrs. Campo, Oden, McGuire, Paulsen, Levey, Cooper, Stewart, Ingraham, Webster, Eddington, Steen, Parker, and Westbrook is c/o Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, Texas 77046.

(2)	These amounts include shares the following persons had a right to acquire within 60 days after March 12, 2010 through the exercise of vested options to purchase shares held in a rabbi trust, ordinary share options and through the exchange of units of limited partnership interest in the Company’s operating partnerships. Each option represents the right to receive one common share upon exercise. Each partnership unit is exchangeable for one common share. The Company may elect to pay cash instead of issuing shares upon a tender of units for exchange.

	Vested Options Held		Other Vested	Units of Limited
	in a Rabbi Trust		Options	Partnership Interest
D. Keith Oden	655,041	(a)	461,823	—
Richard J. Campo	655,650	(b)	461,823	—
William B. McGuire, Jr.	—		—	414,803
William F. Paulsen	—		—	398,575	(c)
Lewis A. Levey	17,599		—	359,692	(d)
William R. Cooper	17,599		—	388,653	(e)
H. Malcolm Stewart	175,790		104,023	—
Scott S. Ingraham	80,291		—	—
Steven A. Webster	20,799		—	—
Steven K. Eddington	27,345		21,440	—
Dennis M. Steen	15,933		24,444	—
F. Gardner Parker	13,443		—	—
Kelvin R. Westbrook	—		—	—
All Trust Managers and executive officers as a group (17 persons)(15)	1,705,264		1,102,632	1,561,724

(a)	Includes 400,430 options pledged by Mr. Oden to a subsidiary of JPMorgan Chase & Co. as security for a loan or other extension of credit to Mr. Oden. Upon a default under the agreement governing such loan, JPMorgan Chase & Co. or any subsidiary thereof may sell the shares underlying such options.

(b)	Includes 401,037 options pledged by Mr. Campo to a subsidiary of JPMorgan Chase & Co. as security for a loan or other extension of credit to Mr. Campo. Upon a default under the agreement governing such loan, JPMorgan Chase & Co. or any subsidiary thereof may sell the shares underlying such options.

(c)	All such units and the common shares issuable upon the exchange of such units have been pledged by Mr. Paulsen to Merrill Lynch Bank USA as security for a loan or other extension of credit to Mr. Paulsen. Upon a default under the agreement governing such loan, Merrill Lynch Bank USA or its parent, Merrill Lynch & Co. Inc., or any subsidiary thereof, may sell the shares underlying such units.

(d)	Includes 300,018 units held by a family limited partnership of which Mr. Levey holds an approximate 99.5% limited partnership interest. Mr. Levey disclaims beneficial ownership of units held by the family limited partnership except to the extent of his pecuniary interest therein.

(e)	Includes 30,000 units held by Paragon Gnty Services LP. Mr. Cooper controls such entity.

(3)	The amounts exclude the following unvested option and share awards:

		Unvested
	Unvested Options	Share Awards
D. Keith Oden	166,517	89,459
Richard J. Campo	166,517	89,459
William B. McGuire, Jr.	—	—
William F. Paulsen	—	4,682
Lewis A. Levey	—	—
William R. Cooper	—	—
H. Malcolm Stewart	118,096	71,376
Scott S. Ingraham	—	4,682
Steven A. Webster	—	4,682
Steven K. Eddington	—	—
Dennis M. Steen	29,166	59,146
F. Gardner Parker	—	—
Kelvin R. Westbrook	—	3,902
All Trust Managers and executive officers as a group (17 persons)(15)	556,616	413,713

(4)	Based on information contained in Amendment No. 6 to Schedule 13G filed with the SEC on February 4, 2010, The Vanguard Group, Inc. possessed sole voting power and shared dispositive power over 40,175 shares and sole dispositive power over 5,857,887 shares. The address of such entity is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)	Based on information contained in a Schedule 13G filed with the SEC on January 29, 2010, BlackRock, Inc. possessed sole voting power and sole dispositive power over 5,244,898 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(6)	Based on information contained in a Schedule 13G filed with the SEC on February 12, 2010, ING Clarion Real Estate Securities, LLC possessed sole voting power over 2,072,087 shares, shared voting power over 2,000 shares and sole dispositive power over 4,116,687 shares. The address of ING Clarion Real Estate Securities, LLC is 201 King of Prussia Rd, Suite 600, Radnor, Pennsylvania 19087.

(7)	Based on information contained in a Schedule 13G filed with the SEC on February 12, 2010, Morgan Stanley possessed sole voting power over 2,957,813 shares and sole dispositive power over 3,612,530 shares and Morgan Stanley Investment Management Inc. possessed sole voting power over 2,583,887 shares and sole dispositive power over 3,238,604 shares. The address of Morgan Stanley is 1585 Broadway, New York New York 10036. The address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, New York 10036.

(8)	Based on information contained in a Schedule 13G filed with the SEC on February 12, 2010, Cohen & Steers, Inc. possessed sole voting power over 2,889,113 shares and sole dispositive power over 3,430,663 shares, Cohen & Steers Capital Management, Inc. possessed sole voting power over 2,889,113 shares and sole dispositive power over 3,379,035 shares and Cohen & Steers Europe S.A. possessed dispositive power over 51,628 shares. The address of Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017 and the address of Cohen & Steers Europe S.A. is Chausee de la Hulpe 116, 1170 Brussels, Belgium.

(9)	Includes 163,141 shares pledged by Mr. Oden to financial institutions as security for loans or other extensions of credit to Mr. Oden. Upon a default under the agreement governing a loan, the applicable financial institution may sell such shares.

(10)	Includes 278,837 shares pledged by Mr. Campo to financial institutions as security for loans or other extensions of credit to Mr. Campo. Upon a default under the agreement governing a loan, the applicable financial institution may sell such shares.

(11)	Includes 100,202 shares held by a family trust.

(12)	Includes 24,405 shares held by Mr. Paulsen’s wife and 24,204 shares held by a related family foundation.

(13)	Includes 640 shares held in a trust of which Mr. Levey’s wife is trustee and 73,758 shares held in a trust of which Mr. Levey is trustee.

(14)	Includes 1,050 shares held in accounts for the benefit of Mr. Ingraham’s children, for which Mr. Ingraham is the custodian.

(15)	Shares and/or units beneficially owned by more than one individual have been counted only once for this purpose. Excludes shares owned by Steven K. Eddington, who retired effective January 2, 2010.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during or with respect to 2009, The Company believes all SEC filing requirements applicable to Trust Managers, officers and beneficial owners of more than 10% of the Company’s common shares were complied with in 2009.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company is not a party to any transaction with executive officers or Trust Managers that is required to be disclosed under Item 404(a) of Regulation S-K, except as described below. In addition, the Company has not made any contributions to any tax exempt organization in which any independent Trust Manager serves as an executive officer within the preceding three years which, for in any single fiscal year, exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues.
Prior to the merger of the Company with Summit Properties Inc. (“Summit”), Summit entered into an amended and restated employment agreement with William F. Paulsen, who is a Trust Manager, with an expiration date of December 31, 2011. The Company assumed this agreement as a result of the merger with Summit and subsequently entered into a separation agreement with Mr. Paulsen, which was effective as of the effective time of the merger with Summit on February 28, 2005. Pursuant to the separation agreement, as of the effective time of the merger, Mr. Paulsen resigned as an officer and director of Summit and all entities related to Summit, and the employment agreement between Summit and Mr. Paulsen was terminated. Also pursuant to the separation agreement, Mr. Paulsen continues to receive health benefits at a cost comparable to that paid by similarly situated employees, secretarial and computer-related services, and office facilities for the remainder of his life, which payments totaled $123,615 in 2009.

EXECUTIVE COMPENSATION
Compensation Policies and Practices Relating to Risk Management
With the new rules proposed in July 2009 by the SEC on increased compensation disclosure, the Company developed a framework to assist the Compensation Committee in ascertaining any potential material risks and how they may link to the Company’s compensation program. The Compensation Committee conducted an analytical review focusing on several key areas of the Company’s program, including external market references, pay mix, selection of performance metrics, goal setting process, and checks and balances on the payment of compensation. This provided a process to consider if any of the Company’s current programs, practices or procedures should be altered to ensure the Company maintains an appropriate balance between prudent business risk and resulting compensation.
As a result of this process, the Compensation Committee concluded that while a significant portion of the Company’s compensation program is performance-based, the Compensation Committee does not believe the program encourages excessive or unnecessary risk-taking and the Company’s policies and procedures largely achieved the appropriate balance between annual goals and the Company’s long-term financial success and growth. While risk-taking is a necessary part of growing a business, the Compensation Committee focuses on aligning the Company’s compensation policies with its long-term interests and avoiding short-term rewards for management decisions which could pose long-term risks to the Company, as follows:
•	Use of Long-Term Compensation. A significant percentage of compensation is equity-based long-term compensation which vests over a period of years. This vesting period encourages officers to focus on sustaining the Company’s long-term performance. These grants are made annually, so officers always have unvested awards which could decrease significantly in value if the Company’s business is not managed for the long-term.
•	Payment of Annual Bonuses in Shares. To more fully tie compensation to long-term performance, executives must receive at least 25% of their annual bonuses in shares and may elect to receive up to 50% of their annual bonuses in shares. These shares are valued at 150% of the cash value of the corresponding portion of the annual bonuses, and vest 25% on date of grant and 25% in each of the next three years. Historically, executives have tended to elect to receive the maximum 50% in shares, further aligning compensation with the creation of shareholder value. This helps to ensure each executive will have a significant amount of personal wealth tied to long-term holdings in the Company’s shares.
•	Use of Clawbacks. If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, applicable law permits the Company to recover incentive compensation from such executive officer (including profits realized from the sale of its securities). In such a situation, the Board of Trust Managers would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board determines such recovery or cancellation is appropriate due to intentional misconduct by the executive officer resulting in performance targets being achieved which would not have been achieved absent such misconduct.
•	Performance Metrics. The Company uses a variety of performance metrics, including growth in funds from operations, or FFO, net operating income and shareholder return on investment, which the Company believes correlate to long-term creation of shareholder value and are most appropriate for ensuring the Company’s growth and prosperity.
In summary, by structuring the Company’s program so a considerable amount of wealth of its executives is tied to its long-term health, the Company believes it avoids the type of disproportionately large short-term incentives which could encourage executives to take risks not in the Company’s long-term interests, and the Company provides incentives to manage for long-term performance. The Company believes this combination of factors encourages its executives and other employees to manage the Company in a prudent manner.

Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

William A. Cooper Scott S. Ingraham Lewis A. Levey, Chair
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis describes the key principles and factors underlying the Company’s executive compensation policies for 2009 for the Company’s named executive officers, who are:
•	Chairman of the Board and Chief Executive Officer, Richard J. Campo;
•	President, D. Keith Oden;
•	Chief Operating Officer, H. Malcolm Stewart;
•	Senior Vice President-Finance and Chief Financial Officer, Dennis M. Steen; and
•	former Senior Vice President-Operations, Steven K. Eddington.
This Compensation Discussion and Analysis discusses the Company, its business and individual measures used in assessing performance. These measures are discussed in the limited context of the Company’s executive compensation program. You should not interpret them as statements of the Company’s expectations or as any form of guidance by the Company. The Company cautions and urges you not to apply the statements or disclosures it makes in this Compensation Discussion and Analysis in any other context.
Executive Compensation Philosophy and Objectives
Executive Compensation Philosophy
The Company’s executive compensation philosophy is as follows:
•	support the Company’s business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;
•	attract, motivate and retain executives who have the motivation, experience and skills necessary to lead the Company effectively and continue its short-term and long-term profitability, growth and total return to shareholders;
•	link management’s success in enhancing shareholder value, given market conditions, with executive compensation;

•	base executive compensation levels on the appropriate blend, for each executive officer, of the Company’s financial and operating performance at the corporate level and the individual contribution of the executive officer to the Company’s success;
•	position total executive compensation to be competitive with other similarly situated companies;
•	provide a significant portion of each executive’s compensation as variable compensation in a pay-for-performance setting through a combination of cash bonuses and equity-based grants;
•	provide a significant portion of total compensation as non-cash compensation in the form of long-term equity-based awards to more closely align the interests of the Company’s executives with those of its shareholders and to maximize retention insofar as all equity-based awards are subject to time-based vesting;
•	use long-term compensation, payment of annual bonuses in part in shares, clawbacks, and a variety of performance metrics to closely tie executives’ wealth to the Company’s long-term health, thereby avoiding the type of disproportionately large short-term incentives which could encourage executives to take risks not in the Company’s long-term interests, provide incentives to manage for long-term performance, and encourage executives to manage the Company in a prudent manner; and
•	hold executives accountable for their level of success in attaining specific goals set for them individually.
Elements of Compensation
The Company seeks to achieve the compensation objectives through six compensation elements:
•	a base salary;
•	an annual bonus, which varies each year based on performance;
•	an annual performance award program;
•	periodic grants of long-term, equity-based compensation such as share awards and/or options;
•	deferred compensation plans and programs defining when payments are made in connection with termination of employment and change in control of the Company; and
•	perquisites and other personal benefits.
These elements combine to promote the objectives described above. Base salary, termination payments, where applicable, and perquisites and other personal benefits provide compensation to help attract and retain highly qualified executives. Performance-based bonuses and awards reward achievement of annual goals important to the Company’s business and shareholder value-creation strategies. Equity-based compensation aligns each executive’s compensation directly with the creation of longer-term shareholder value and promotes retention.
For senior executives, including the named executive officers, the Company believes equity and performance-based compensation should be a higher percentage of total compensation than for less senior executives. Equity and performance-based compensation relate most directly to achievement of strategic and financial goals and to building shareholder value, and the performance of senior executives has a strong and direct impact in achieving these goals.

In making decisions with respect to any element of a named executive officer’s compensation, the Compensation Committee considers the total current compensation which may be awarded to the officer, including salary, annual bonus, performance awards and long-term incentive compensation. The Compensation Committee’s goal is to award compensation which is reasonable in relation to the compensation philosophy when all elements of potential compensation are considered.
Competitive Considerations
The Company operates and recruits talent across diverse markets and necessarily must make each compensation decision in the context of the particular situation, including the individual’s specific roles, responsibilities, qualifications and experience. The Company takes into account information about the competitive market for executive talent, but because individual roles and experience levels vary among companies and executives, the Compensation Committee believes benchmarking against selected groups of companies should be only one of a variety of bases for establishing compensation. Therefore, the Compensation Committee reviews information regarding competitive conditions from a variety of sources in making compensation decisions. These sources include reports of the Company’s outside compensation consultant, industry studies and compensation surveys as well as publicly-available information regarding a peer group of ten public REITs listed and discussed below under “Determination of Compensation—Compensation Consultant.”
Policy Regarding Recoupment of Compensation
If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, applicable law permits the Company to recover incentive compensation from such executive officer (including profits realized from the sale of the Company’s securities). In such a situation, the Board of Trust Managers would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board determines such recovery or cancellation is appropriate due to intentional misconduct by the executive officer which resulted in performance targets being achieved which would not have been achieved absent such misconduct.
Policy with Respect to the $1 Million Deduction Limit
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility on the Company’s tax return of compensation over $1 million to any named executive officer. However, compensation paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company’s shareholders is not subject to section 162(m). The Company has such a plan and may utilize it to mitigate the potential impact of section 162(m). The Company did not pay any compensation during 2009 which would be subject to section 162(m). The Company believes, because it qualifies as a REIT under the Code and therefore is not subject to federal income taxes on its income to the extent distributed, the payment of compensation which does not satisfy the requirements of section 162(m) will not generally affect its net income. However, to the extent compensation does not qualify for deduction under section 162(m) or under the share incentive plan approved by shareholders to, among other things, mitigate the effects of section 162(m), a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe section 162(m) will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors which affect the tax position of each shareholder. For these reasons, the Compensation Committee’s compensation policy and practices are not directly governed by section 162(m).
Employment Agreements
The Company enters into employment agreements with senior officers, including all of the named executive officers, when the Compensation Committee determines an employment agreement is desirable for the Company to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where the Compensation Committee determines an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at the Company with respect to other similarly situated employees. These employment agreements are more fully described below under “Compensation Tables—Employment Agreements.”

Retirement of Named Executive Officer
Steven K. Eddington, the Company’s former Senior Vice President-Operations, retired effective January 2, 2010. The Company entered into an Agreement and General Release with Mr. Eddington pursuant to which, among other things, the Company paid to Mr. Eddington an aggregate of $881,462.50, which was determined in accordance with the provisions regarding termination without cause or for good reason in his employment agreement, and 4,960 common shares vested on January 2, 2010. Also pursuant to this agreement, Mr. Eddington provided a general release in favor of the Company and its affiliates and other related persons.
Determination of Compensation
Roles and Responsibilities
Compensation Committee. The Company’s executive compensation program is administered under the direction of the Compensation Committee of the Board of Trust Managers. The Compensation Committee determines the compensation, including related terms of employment agreements, for each of the named executive officers. The Compensation Committee’s responsibilities include:
•	in consultation with senior management, to establish the Company’s general compensation philosophy and oversee the development and implementation of compensation programs;
•	to review the Company’s executive compensation plans in light of its goals and objectives with respect to such plans and, if the Compensation Committee deems it appropriate, to recommend to the Board the adoption of new, or the amendment of existing, executive compensation plans;
•	to review and approve corporate goals and objectives relevant to the compensation of executive officers, evaluate annually the performance of the named executive officers in light of the goals and objectives, and determine the compensation level of each named executive officer based on this evaluation; and
•	to review and approve any employment, severance and termination agreements or arrangements to be made with any executive officer.
The Compensation Committee meets regularly outside of the presence of management to discuss compensation decisions and matters relating to the development and implementation of compensation programs.
Executive Officers. Richard J. Campo, Chairman of the Board and Chief Executive Officer, and D. Keith Oden, President, make recommendations to the Compensation Committee based on the compensation philosophy and objectives set by the Compensation Committee as well as current business conditions. More specifically, for each named executive officer, including themselves, Messrs. Campo and Oden review competitive market data and recommend to the Compensation Committee the performance measures and target goals, in each case for the review, discussion and approval of the Compensation Committee. For each executive officer other than themselves, Messrs. Campo and Oden also review the rationale and guidelines for compensation and annual share awards for the review, discussion and approval of the Compensation Committee. Messrs. Campo and Oden may attend meetings of the Compensation Committee at the request of the Compensation Committee chair, but do not attend executive sessions and do not participate in any Compensation Committee discussions relating to the final determination of their own compensation.

Compensation Consultant. In 2009, the Compensation Committee retained The Schonbraun McCann Group, a real estate advisory practice of FTI Consulting, Inc. (“SMG”), a nationally-recognized consulting firm specializing in the real estate industry. Neither SMG nor any of its affiliates provided any services to the Company or any of its affiliates during 2009 except advising the Compensation Committee with respect to the amount and form of executive compensation, as described below.
The Compensation Committee directed SMG to, among other things:
•	assist the Compensation Committee in applying the compensation philosophy for executive officers, including the determination of the portion of total compensation awarded in the form of base salary, annual bonus and equity-based compensation;
•	analyze current compensation conditions in the marketplace generally and among the Company’s peers specifically, and assess the competitiveness and appropriateness of compensation levels for executive officers; and
•	recommend to the Compensation Committee modifications or additions to existing compensation programs.
In 2009, SMG conducted a peer group analysis. In determining the companies to be included in the peer group, a number of factors were considered, including historical peer companies and competitive companies in the Company’s major markets with market capitalization, target markets, asset quality, financial structure and organization similar to the Company. The SMG compensation review was based on information disclosed in the peers’ 2009 proxy statements, which reported data with respect to fiscal 2008 (the latest year for which comprehensive data is publicly available). SMG’s review compared the Company’s executive pay practices against the peer group to determine the range of cash and equity-based compensation awarded to executives in comparable positions to the Company’s executives in terms of base salary, annual bonus and annual long-term compensation awards. SMG also compared the Company’s historical total returns to shareholders (including share appreciation and dividends) to the comparable total returns of the peers for fiscal 2009 and the latest one-, three- and five-year periods.
The peer group utilized by SMG was comprised of the following 10 public multifamily REITs:

Apartment Investment and Management Co.	Essex Property Trust, Inc.
Associated Estates Realty Corporation	Home Properties, Inc.
AvalonBay Communities, Inc.	Mid-America Apartment Communities, Inc.
BRE Properties, Inc.	Post Properties, Inc.
Equity Residential	UDR, Inc.
SMG informed the Compensation Committee the peer group generally has compensation programs comparable to the Company’s compensation program, with annual bonuses generally in the form of cash ranging between 100% and 166% of base salary and annual long-term compensation generally in the form of equity with time-based vesting over three to five years. SMG also provided data on the 2008 aggregate compensation paid to the Company’s named executive officers compared to the 2008 aggregate compensation paid to the comparable executives at each company within the peer group.
Base Salary
The objective of base salary is to provide fixed compensation to an individual which reflects his or her responsibilities, experience, value to the Company, and demonstrated performance.
Salaries are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:
•	the nature and responsibility of the position;
•	the impact, contribution, expertise and experience of the individual executive;

•	competitive market information regarding salaries to the extent available and relevant;
•	the importance of retaining the individual along with the competitiveness of the market for the individual executive’s talent and services; and
•	the recommendations of Messrs. Campo and Oden.
Merit-based salary increases to named executive officers’ salaries are based on these factors as well as, with respect to Messrs. Campo and Oden, the achievement of Company-wide goals and, with respect to the other named executive officers, the achievement of Company-wide goals as well as goals related to their respective areas of responsibility. These goals are described below under “2009 Decisions—Annual Bonus.”
Annual Bonus
The compensation program provides for a bonus linked to annual performance. The objective of the program is to compensate individuals annually based on the achievement of specific annual goals the Compensation Committee believes correlate closely with growth of long-term shareholder value.
The Compensation Committee determines a dollar value for annual bonuses. To more fully tie compensation to long-term performance, executives must receive at least 25% of their annual bonuses in shares and may elect to receive up to 50% of their annual bonuses in shares. These shares are valued at 150% of the cash value of the corresponding portion of the annual bonuses. Historically, executives have tended to elect to receive the maximum 50% in shares, further aligning compensation with the creation of shareholder value. The number of shares to be issued is determined based on the market share price at the date of grant. The shares issued pursuant to these grants vest 25% on the grant date and 25% on February 15th of each of the next three years.
The annual bonus process for named executive officers involves the following basic steps:
1.	Setting Company Financial Goals. The Compensation Committee receives recommended financial performance measures and performance ranges for the Company from senior management and reviews and discusses them with senior management, and then sets performance goals for the Company.
2.	Setting Other Performance Objectives. The Compensation Committee also approves other performance objectives for each named executive officer and his individual area of responsibility. These objectives are based on the recommendations of the Chairman of the Board and Chief Executive Officer and the President, and the Compensation Committee believes these objectives allow it to play a more proactive role in identifying performance objectives beyond purely financial measures.
3.	Setting Weightings of Goals and Objectives. The Compensation Committee approves the weightings of the financial goals and other performance objectives to help to ensure only a high level of performance by the individual and the Company will allow an individual to realize increased compensation. These weightings are based on the recommendations of the Chairman of the Board and Chief Executive Officer and the President. The Compensation Committee then approves guidelines for bonus and long-term compensation based on the weighted average achievement of goals. The guidelines for 2009 provided weighted achievement against the goals would result in payout of bonus and long-term compensation as follows:

Percentage of Payout of Annual Bonus
Weighted Achievement Against Goals	and Long-Term Compensation
71-100% (exceeds expectations)	75-100%
51-70% (achieves expectations)	50-75%
Below 50% (below expectations)	Less than 50%

4.	Measuring Performance. After the end of the year, the Compensation Committee reviews the Company’s actual performance against each of the financial goals established at the outset of the year. In determining the extent to which the financial goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of equity offerings, changes in accounting principles, and non-recurring, extraordinary, unusual or infrequently occurring events. Consistent with its philosophy that a higher percentage of the most senior executives’ compensation should be tied to performance measures, the higher the individual’s position, the more heavily the goals are weighted by the Company’s performance. For this reason, 100% of Messrs. Campo and Oden’s compensation is based on the Company’s performance. For Mr. Stewart, the goals and weightings are tied 75% to the Company’s performance and 25% to his individual performance and the performance of his area of responsibility. For the other named executive officers, the goals and weightings are tied 50% to the Company’s performance and 50% to performance of the individual and his area of responsibility. This assessment allows compensation decisions to take into account each named executive officer’s personal performance and contribution during the year and other factors related to the Company’s performance which may not have been fully captured by the financial performance measures.
5.	Adjustment to Reflect Internal and External Equity. The next step in the process is adjustment to the preliminary annual bonus amount to reflect the Compensation Committee’s subjective determination of internal equity relative to compensation among the Company’s senior officers and external equity relative to compensation of senior officers of a peer group comprised of the companies described above under “Determination of Compensation—Compensation Consultant.”
Performance Award Program
The compensation program provides for an award linked to annual performance. The objective of the award program is to reward individuals for the achievement of specific corporate goals the Compensation Committee believes correlate closely with growth of long-term shareholder value by awarding notional common shares (which do not represent actual common shares) to named executive officers based on achievement of Company-wide goals described above. The notional shares expire on the tenth anniversary of the date of grant. The holders of notional shares receive an annual cash payment equal to their number of notional shares multiplied by a percentage of the actual dividend rate per share paid to holders of the Company’s common shares. The percentage used in determining 2009 awards was based on the achievement of the Company-wide goals used in determining annual bonuses described above as follows:

Payment as a Percentage of
Weighted Achievement Against Goals	Common Dividends Per Share
71% to 100% (exceeds expectations)	125%
51% to 70% (achieves expectations)	100%
0% to 50% (below expectations)	0%
Long-Term Compensation
The long-term incentive program provides annual awards in the form of share awards and/or share options, which vest over time. The objective of the program is to align compensation for named executive officers over a multi-year period directly with the interests of shareholders by motivating and rewarding creation and preservation of long-term shareholder value.
Equity-Based Grant Procedures. Equity-based awards to named executive officers (and to other employees) are made by the Compensation Committee only on dates the Compensation Committee meets. Compensation Committee meetings are normally scheduled without regard to announcements of material information regarding the Company.

Equity-Based Awards. Share and option awards reward shareholder value creation in slightly different ways. Option awards (which have exercise prices equal to the fair market value of the Company’s common shares on the date of grant) reward named executive officers only if the share price increases from the date of grant and their value only reflects decreases in share price to, but not below, the exercise price, after which the options would have no value upon exercise. Share awards are impacted by all share price changes, so the value to named executive officers is affected by both increases and decreases in share price from the market price at the date of grant.
Pursuant to the Company’s share incentive plans, upon the vesting of 20,000 or more options, the holder has the right to exercise some or all of the vested options by paying the exercise price with shares (the “Mature Shares”) which have been held by the holder for at least six months prior to the exercise date. Upon the exercise of options through this right, the holder will be deemed to have exchanged the Mature Shares for replacement shares without the requirement of tendering the Mature Shares to us, and receive a number of additional shares from the Company equal to the total number of shares covered by the options minus the number of Mature Shares used to pay the exercise price for the options (the “Incentive Payment Shares”).
Upon the exercise of this right, the holder receives a share grant by depositing with the Company 25% of the Incentive Payment Shares. Upon deposit of these shares, the Company grants to the holder a number of shares in an amount equal to 32.5% of the Incentive Payment Shares, 19.25% of which are designated as “Bonus Shares” and 80.75% of which are designated as “Additional Bonus Shares.”
The Bonus Shares vest 10% on each the first two anniversaries of the date of grant and 80% on the third anniversary of the date of grant. The Additional Bonus Shares vest 10% each of the first four anniversaries of the date of grant and 60% on the fifth anniversary of the date of grant. If a holder terminates his or her employment prior to the completion of these periods, the unvested portion of the Bonus Shares and the Additional Bonus Shares are forfeited.
Upon exercise of this right, the number of options as to which such right was exercised are “reloaded” and reissued to the holder, with such options representing the right to purchase a number of shares equal to the number of options exercised less the number of Incentive Payment Shares. Upon being reloaded, each reload option again represents the right to purchase a share at an exercise price equal to the fair market value of the share on the date of the notice of exercise of the Incentive Exchange Right. The reloaded options are fully vested on the date of issuance and the exercise period is the lesser of (i) ten years or (ii) the term of the original option, beginning on the date of exercise of the options being reloaded. In 2007, Messrs. Campo and Oden exercised reload options and received additional options and shares upon such exercise. There were no reload options exercised in 2008 or 2009.
The Company accounts for share-based payments to employees in accordance with the requirements of ASC 718, Compensation-Stock Compensation.
Deferred Compensation Plans and Termination Payments
Deferred Compensation Plans. The Compensation Committee has established a rabbi trust for the benefit of the Company’s officers, Trust Managers and other key employees in which in previous years such persons had the option to place share grants and other deferred compensation. A participant may purchase assets held by the rabbi trust at any time within 30 years from the date of vesting. The purchase price of a share is 25% of the fair value of such share on the date the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of such asset on the date the asset was placed in the rabbi trust.
The Compensation Committee has also established a deferred compensation plan for the benefit of the Company’s officers, Trust Managers and other key employees in which the participant may elect to defer cash compensation and/or options or shares granted under the Company’s share incentive plans. A participant has a fully vested right to his or her cash deferral amounts, and the deferred option and share awards will vest in accordance with their terms.

Termination and Change in Control Payments. Since the Company’s initial public offering in 1993, it has provided the named executive officers with severance payments plus a gross-up payment if certain situations occur, such as termination without cause or a change in control. The objective of these benefits is to recruit and retain talent in a competitive market. Benefits which are provided following a change in control also are intended to motivate executive officers to remain with the Company despite the uncertainty and dislocation which arises in the context of change in control situations. These payments are summarized below and more fully described under “Compensation Tables—Potential Payments Upon Termination or Change in Control.”
For a termination other than for cause, the executive will be entitled to receive a severance payment equal to, in the case of Messrs. Stewart, Steen and Eddington, one times his respective annual base salary currently in effect and, in the case of Messrs. Campo and Oden, 2.99 times the greater of his current annual total compensation or his average annual total compensation over the three most recent years and Messrs. Campo and Oden will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive, or other similar such plans.
For a termination by reason of death or disability, the executive will be entitled to receive a severance payment equal to, in the case of Messrs. Stewart, Steen and Eddington, one times his annual base salary, including targeted cash bonus, at the date on which death occurs and, in the case of Messrs. Campo and Oden, 2.99, times the greater of his current annual total compensation or his average annual total compensation over the three most recent years. Each executive will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans.
For a termination by reason of a change in control, the executive will be entitled to receive a severance payment plus a gross-up payment, if any, for excise taxes due on the change in control payments. In the case of each of Messrs. Steen and Eddington, the severance payment equals 2.99 times his average annual base salary over the previous three fiscal years. In the case of each of Messrs. Campo, Oden and Stewart, the severance payment generally equals 2.99 times the greater of his current annual total compensation or his average annual total compensation over the previous three fiscal years. Each executive will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans.
In connection with Mr. Eddington’s retirement, his employment agreement was terminated, he received payments and benefits described above under “Executive Compensation Philosophy and Objectives—Retirement of Named Executive Officer” and he is no longer entitled to receive any severance payments or benefits.
Perquisites and Other Personal Benefits. The Company provides the named executive officers with perquisites and other personal benefits the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.
The Company maintains other executive benefits it considers necessary in order to offer fully competitive opportunities to its executive officers, such as 401(k) retirement savings plans. Executive officers are also eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees. The Company provides these benefits to help alleviate the financial costs and loss of income arising from illness, disability or death and to allow employees to take advantage of reduced insurance rates available for group policies.
2009 Decisions
The following is a discussion of the specific factors considered in determining salary, annual bonus, performance awards and long-term compensation for the named executive officers in 2009.
Base Salary
There were no changes to salaries of the named executive officers for 2009.

Annual Bonus
The following corporate goals were established for 2009 and utilized by the Compensation Committee to determine 2009 annual bonus and long-term compensation payments:
1.	The achievement of a target level of funds from operations (“FFO”) of $2.98 per diluted share, which represents the mid-point of the Company’s annual guidance issued on February 9, 2009, as adjusted for its May 2009 equity offering. The Company utilizes The National Association of Real Estate Investment Trusts’ current definition of FFO, which is net income computed in accordance with generally accepted accounting principles, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. A reconciliation of net income to FFO for the year ended December 31, 2009 is contained in the Company’s 2009 Annual Report on Form 10-K and in its earnings release furnished on a Current Report on Form 8-K filed on February 12, 2010. The Company’s FFO for the year ended December 31, 2009 was $1.68 per diluted share, or approximately 44% below the goal, and included a $1.31 per diluted share impact from impairment losses on land held for development and predevelopment investments, and a $0.04 per diluted share impact from losses related to early retirement of debt. The Compensation Committee determined it was important to not penalize participants for extraordinary one-time charges which it believed were prudent and not generally attributable to the poor performance of the executives, especially given the Company’s core performance in spite of the current economic and financial climate generally, and in the multifamily industry specifically. Accordingly, the Compensation Committee considered FFO excluding these non-recurring items, which resulted in FFO per diluted share of $3.04, or approximately 2% over the goal.
2.	The achievement of FFO growth in the top 50% of the Company’s peer group. FFO for the twelve months ended December 31, 2009 included a $1.31 per diluted share impact from impairment losses on land held for development and predevelopment investments, and a $0.04 per diluted share impact from losses related to early retirement of debt. FFO for the twelve months ended December 31, 2008 included an $0.88 per diluted share impact from impairment losses on land held for development and predevelopment investments, and a $0.23 per diluted share impact from gains related to early retirement of debt. For the reasons described above in Item 1, the Compensation Committee considered FFO growth excluding these non-recurring items, which resulted in FFO growth in 2009 being in the top 50% of the Company’s peer group.
3.	The achievement of the Company’s 2009 budgeted same property net operating income (“NOI”). The Company defines NOI as total property income less property operating and maintenance expenses. A reconciliation of net income to NOI for the year ended December 31, 2009 is contained in the Company’s earnings release furnished on a Current Report on Form 8-K filed on February 12, 2010. For 2009, the Company achieved same property NOI within its budgeted range.
4.	The achievement of same property revenue growth above the market-wide average. For 2009, the Company outperformed in terms of its same property revenue growth in 57% of its markets as compared to its peer group.
5.	The achievement of total shareholder return (i.e., share price appreciation and dividends paid) in the top one-third of the Company’s peer group. For 2009, the Company’s total shareholder return totaled 45% and placed it first in its peer group.
6.	The completion of developments in accordance with pro forma yields. In 2009, the Company stabilized six development communities, two of which were completed in accordance with pro forma yields.
7.	The effectiveness of management in creating and communicating the Company’s corporate culture to all employees. The Company was named by FORTUNE® magazine in the last three years as one of the “100 Best Companies to Work For” in America. For 2009, the Company ranked 10th, up 31 places from the previous year.

8.	The achievement of discretionary performance objectives, which included strengthening the Company’s balance sheet, improving liquidity, managing debt securities, and improving management development and succession plans. In 2009, the Company took a number of steps to improve its balance sheet and liquidity, including the completion of a $272 million equity offering and a $420 million, ten-year, Fannie Mae credit facility. As a result of these actions, at December 31, 2009, the Company had no outstanding balance on its revolving credit facility. Additionally, the Company repaid all outstanding debt which was scheduled to mature in 2009, with its debt maturing in 2010 and 2011 being at manageable levels. The Company also reduced its leverage and improved interest coverage ratios. In addition, the Company established a group to assist it in developing its most talented employees and implemented a program to support its succession plan.
The higher the individual’s position, the more heavily the goals are weighted by the Company’s performance. Therefore, 100% of Messrs. Campo and Oden’s compensation is based on the Company’s performance, with the goals and weightings set forth below:

Corporate Goals	Weighting
Achievement of targeted FFO per share level	16.7%
Achievement of FFO growth in the top 50% of the peer group	8.3%
Achievement of targeted same property NOI growth	13.3%
Achievement of same property revenue growth above the market-wide average	6.7%
Achievement of total shareholder return in top one-third of the peer group	15.0%
Completion of developments in accordance with pro forma yields	10.0%
Effectiveness in communicating corporate culture to employees	5.0%
Achievement of discretionary performance objectives	25.0%

100.0%

For 2009, the weighted achievement level of corporate goals was in the “exceeds expectations” category of 71% to 100%.
For Mr. Stewart, the goals and weightings are tied 75% to the Company’s performance and 25% to his individual performance and the performance of his area of responsibility. For Mr. Stewart, the weighted achievement level was in the “exceeds expectations” category of 71% to 100%, based on the following goals and weightings:

Goals	Weighting
Achievement of targeted same property NOI growth	40.0%
Achievement of same property revenue growth above the market-wide average	20.0%
Completion of developments in accordance with the time, budgets and pro forma yields	20.0%
Creation of new business, transactions and acquisition opportunities	10.0%
Achievement of departmental budgets	5.0%
Effectiveness in communicating corporate culture to employees	5.0%

100.0%

For Mr. Steen, the goals and weightings are tied 50% to the Company’s performance and 50% to his individual performance and the performance of his area of responsibility. For Mr. Steen, the weighted achievement level was in the “exceeds expectations” category of 71% to 100%, based on the following goals and weightings:

Goals	Weighting
Effective supervision of financial reporting and related functions, systems and personnel	30.0%
Effective management of balance sheet obligations	25.0%
Effective management of processes and systems	15.0%
Effective management of insurance function	15.0%
Effective oversight of internal audit function	10.0%
Effectiveness in communicating corporate culture to employees	5.0%

100.0%

As Mr. Eddington retired effective January 2, 2010, the Compensation Committee did not perform an evaluation of his 2009 achievement level.
The amount of the annual bonus paid to each executive officer in the form of share awards is set forth in the table below under “Long Term Compensation” under “Annual Bonus-Share Award” and the total bonus amount paid to each of the named executive officers is set forth in the section below titled “Total Compensation.”
Performance Award Program
Based on the weighted achievement level of corporate goals being in the “exceeds expectations” category of 71% to 100%, each of the named executive officers for fiscal 2009 received the following payments in February 2010 under the Performance Award Program:

Name	2009 Award
Richard J. Campo	$153,750
D. Keith Oden	$153,750
H. Malcolm Stewart	$128,125
Dennis M. Steen	$89,688
As Mr. Eddington retired effective January 2, 2010, no award was made to him.
Awards made to the named executive officers under the Performance Award Program in February 2010 for performance in 2009 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table.
Long Term Compensation
The Compensation Committee granted 336,414 share awards and no options to purchase common shares to the named executive officers and other employees for 2009.
In January 2010, the Compensation Committee awarded, based on 2009 performance, annual bonus and share awards to the following named executive officers:

	Grant	Number of		Base Price of
Name	Date	Shares	Award Type	Award
Richard J. Campo	1/25/10	29,240	Share Award	$39.33
	1/25/10	9,535	Annual Bonus–Share Award	$39.33

D. Keith Oden	1/25/10	29,240	Share Award	$39.33
	1/25/10	9,535	Annual Bonus–Share Award	$39.33

H. Malcolm Stewart	1/25/10	23,101	Share Award	$39.33
	1/25/10	5,721	Annual Bonus–Share Award	$39.33

Dennis M. Steen	1/25/10	21,799	Share Award	$39.33
	1/25/10	5,244	Annual Bonus–Share Award	$39.33

As Mr. Eddington retired effective January 2, 2010, no award was made to him.
Share awards vest in five equal annual installments beginning on February 15th following the one year anniversary of the date of grant. Annual bonus-share awards vest 25% immediately on the date of grant and 25% in three equal annual installments beginning on February 15th following the one year anniversary of the date of grant. The grant date fair values of the annual bonus and other share awards granted in January 2010 will be included in the Summary Compensation and Grants of Plan-Based Awards tables in the proxy statement for the 2011 annual meeting of shareholders.
Total Compensation
Based on the Company’s performance as described above, as well as each named executive officer’s achievement of his individual 2009 goals, the Compensation Committee determined the named executive officers were entitled to receive the compensation detailed below for 2009. As Mr. Eddington retired effective January 2, 2010, no determination was made with respect to his performance.

					Long-Term
		Annual Bonus			Compensation
		Cash	Share	Performance	Share
Name	Salary	Bonus	Award	Award	Award	Total
Richard J. Campo	$447,700	$250,000	$375,000	$153,750	$1,150,009	$2,376,459

D. Keith Oden	447,700	250,000	375,000	153,750	1,150,009	2,376,459

H. Malcolm Stewart	370,800	150,000	225,000	128,125	908,562	1,782,487

Dennis M. Steen	351,230	137,500	206,250	89,688	857,355	1,642,023
The cash bonuses and performance awards shown above appear in the Summary Compensation Table under the column headed “Non-Equity Incentive Plan Compensation.”
With respect to 2009 bonus compensation in the form of equity awards, the share awards were made on January 25, 2010. Because the equity awards for 2009 compensation were made in 2010, pursuant to applicable disclosure rules, such awards will be reflected in the Summary Compensation and Grants of Plan-Based Awards tables in the proxy statement for the 2011 annual meeting of shareholders. For the purpose of calculating the number of shares to be granted, the dollars allocated to share awards were divided by $39.33 per share, which was the closing price of the Company’s common shares on the date of grant.

Compensation Tables
Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the named executive officers for the three years ended December 31, 2009. The Company has entered into employment agreements with each of the named executive officers, which are described below under “Employment Agreements.”

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards (1)	Awards (1)	Compensation (2)	Earnings (3)	Compensation		Total
Richard J. Campo	2009	$447,700	$—	$506,902	$507,014	$403,750	$—	$1,553	(4)	$1,866,919
Chairman of the	2008	447,700	—	868,490	286,815	—	—	—		1,603,005
Board and Chief Executive Officer	2007	434,660	—	2,542,502	113,275	200,000	—	12,199	(5)	3,302,636

D. Keith Oden	2009	$447,700	$—	$506,902	$507,014	$403,750	$—	$—		$1,865,366
President	2008	447,700	—	868,490	286,815	—	—	—		1,603,005
	2007	434,660	—	2,542,502	113,275	200,000	—	—		3,290,437

H. Malcolm Stewart	2009	$370,800	$—	$503,114	$313,379	$278,125	$—	$3,000	(4)	$1,468,418
Chief Operating	2008	370,800	—	858,309	305,303	126,563	—	3,000	(4)	1,663,975
Officer	2007	360,000	—	1,548,073	—	168,750	—	3,000	(4)	2,079,823

Dennis M. Steen	2009	$351,230	$—	$777,592	$—	$227,188	$—	$3,000	(4)	$1,359,010
Senior Vice President-	2008	351,230	—	727,551	246,083	124,200	—	3,000	(4)	1,452,064
Finance and Chief Financial Officer	2007	341,000	—	1,154,124	—	155,250	—	3,000	(4)	1,653,374

Steven K. Eddington	2009	$309,000	$—	$423,425	$—	$—	$—	$884,463	(6)	$1,616,888
Former Senior Vice	2008	309,000	—	427,522	102,863	117,000	—	3,000	(4)	959,385
President-Operations	2007	300,000	—	877,967	—	146,250	—	3,000	(4)	1,327,217

(1)	The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 11 to the Company’s audited financial statements for the year ended December 31, 2009 included in its Annual Report on Form 10-K for the year ended December 31, 2009. For 2009, 2008 and 2007, the following table sets forth the portions of the annual bonuses paid in shares.

	Number of Shares
	2009 (a)	2008 (b)	2007 (c)
Richard J. Campo	—	6,247	4,788
D. Keith Oden	—	6,247	4,788
H. Malcolm Stewart	6,315	5,271	3,591
Dennis M. Steen	6,198	4,850	3,304
Steven K. Eddington	5,838	4,568	3,112

(a)	As determined by the Compensation Committee on January 28, 2009 based on achievement of performance goals determined in January 2008. Neither Mr. Campo, nor Mr. Oden, received any annual bonus for 2008.

(b)	As determined by the Compensation Committee on January 30, 2008 based on achievement of performance goals determined in January 2007.

(c)	As determined by the Compensation Committee on January 30, 2007 based on achievement of performance goals determined in January 2006.

(2)	Represents the following cash awards:
(a)	Cash awards made under the Performance Award Program, which is discussed in further detail on page 27 under the heading “Determination of Compensation—Performance Award Program” as follows:

	2009	2008	2007
Richard J. Campo	$153,750	$—	$—
D. Keith Oden	153,750	—	—
H. Malcolm Stewart	128,125	—	—
Dennis M. Steen	89,688	—	—
Steven K. Eddington	—	—	—

(b)	Portions of the annual bonus paid in cash as follows:

	2009 (i)	2008 (ii)	2007 (iii)
Richard J. Campo	$250,000	$—	$200,000
D. Keith Oden	250,000	—	200,000
H. Malcolm Stewart	150,000	126,563	168,750
Dennis M. Steen	137,500	124,200	155,250
Steven K. Eddington	—	117,000	146,250
(i)	As determined by the Compensation Committee on January 25, 2010 based on achievement of performance goals determined in January 2009, as discussed in more detail starting on page 30 under the heading “2009 Decisions—Annual Bonus.”

(ii)	As determined by the Compensation Committee on January 28, 2009 based on achievement of performance goals determined in January 2008. Neither Mr. Campo, nor Mr. Oden, received any annual bonus for 2008.

(iii)	As determined by the Compensation Committee on January 30, 2008 based on achievement of performance goals determined in January 2007.

(3)	The Company does not have a pension plan. There were no earnings on nonqualified deferred compensation that were above-market or preferential. Greater detail regarding deferred compensation plans can be found starting on page 40 under “Nonqualified Deferred Compensation.”

(4)	Represents matching contributions under the Company’s 401(k) plan.

(5)	Represents the cost of club memberships not exclusively used for business entertainment ($10,691) and matching contributions under the Company’s 401(k) plan.

(6)	Represents the amounts paid under an Agreement and General Release with Mr. Eddington related to his retirement ($881,463) and matching contributions under the Company’s 401(k) plan.

Grants of Plan Based Awards
The following table sets forth certain information with respect to shares granted during the year ended December 31, 2009 for each named executive officer with respect to annual bonus, performance award program and long-term compensation. The amounts shown in the All Other Stock Awards: Number of Shares and All Other Option Awards: Number of Securities Underlying Options columns reflect the actual share and option awards made in January 2009 with respect to performance in 2008.

										All Other
										Option
									All Other	Awards:	Exercise	Grant Date
									Stock	Number of	or Base	Fair Value of
			Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Awards:	Securities	Price of	Stock and
	Grant		Equity Incentive Plan Awards			Equity Incentive Plan Awards			Number	Underlying	Option	Option
Name	Date		Threshold	Target	Maximum	Threshold	Target	Maximum	of Shares	Options	Awards (2)	Awards (3)
Richard J. Campo	1/25/10	(1)	—	$92,250	$153,750	—	—	—	—	—	—	n/a
	1/28/09	(4)	—	—	—	—	—	—	—	165,653	$30.06	$507,014
	1/28/09	(4)	—	—	—	—	—	—	16,863	—	30.06	506,902

D. Keith Oden	1/25/10	(1)	—	$92,250	153,750	—	—	—	—	—	—	n/a
	1/28/09	(4)	—	—	—	—	—	—	—	165,653	$30.06	$507,014
	1/28/09	(4)	—	—	—	—	—	—	16,863	—	30.06	506,902

H. Malcolm Stewart	1/25/10	(1)	—	$76,875	$128,125	—	—	—	—	—	—	n/a
	1/28/09	(4)	—	—	—	—	—	—	—	102,388	$30.06	$313,379
	1/28/09	(4)	—	—	—	—	—	—	10,422	—	30.06	313,285
	1/28/09	(5)	—	—	—	—	—	—	6,315	—	30.06	189,829

Dennis M. Steen	1/25/10	(1)	—	$53,813	$89,688	—	—	—	—	—	—	n/a
	1/28/09	(4)		—	—	—	—	—	19,670	—	$30.06	$591,280
	1/28/09	(5)	—	—	—	—	—	—	6,198	—	30.06	186,312

Steven K. Eddington	1/25/10	(1)	—	$53,813	$89,688	—	—	—	—	—	—	n/a
	1/28/09	(4)	—	—	—	—	—	—	8,248	—	$30.06	247,935
	1/28/09	(5)	—	—	—	—	—	—	5,838	—	30.06	175,490

(1)	Reflects the threshold, target and maximum payment levels for 2009 under the performance award program, which levels were established in January 2009. The actual amounts received by the named executive officers for performance in 2009 are set out in the Summary Compensation Table. The Company does not use pre-set thresholds or multiples to determine awards under its annual bonus or long-term compensation programs.

(2)	The exercise or base price is equal to the closing price of the Company’s common shares on the grant date.

(3)	For the January 28, 2009 option grants, the value was calculated using the Black-Scholes model with the following material assumptions: expected volatility of 33.0%, risk-free interest rate of 2.6%, expected dividend yield of 9.3% and expected life of seven years.

(4)	Granted in January 2009 for performance in 2008 and vest in five equal annual installments beginning on February 15th following the first anniversary of the date of the grant.

(5)	Granted in January 2009 for performance in 2008 and vest 25% on date of grant and 25% on February 15th of each of the next three years.
Employment Agreements
The Company has entered into an employment agreement with each of Messrs. Campo, Oden, Stewart, Steen and Eddington. The agreements with Messrs. Campo and Oden expire on July 22, 2010. However, on July 22 of each year, the expiration date of the agreements with Messrs. Campo and Oden will automatically be extended by one additional year so that as a result of such extension the then remaining term of employment will be one year. The agreements with Messrs. Stewart and Steen expire on August 20, 2010. Six months prior to expiration, unless notification of termination is given, these agreements extend for one year from the date of expiration. The agreement with Mr. Eddington expired on January 2, 2010, the date of his retirement. The agreements with Messrs. Campo and Oden provide for a base salary of $447,700 per calendar year and the agreements with Messrs. Stewart and Steen provide for a base salary of $370,800 and $351,230 per calendar year, respectively, in each case as may be increased as determined by the Board or Compensation Committee in its sole discretion. The agreements also provide that each such executive is eligible for annual incentive compensation and long term compensation as determined by the Board or the Compensation Committee in its sole discretion, and to health/dental insurance, life insurance, disability insurance and similar benefits available to employees. Each employment agreement contains provisions relating to compensation payable to the respective named executive officer in the event of a termination of such executive’s employment, which provisions are described below under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to the market value as of December 31, 2009 of all unexercised options and unvested share awards held by each named executive officer as of December 31, 2009.

						Stock Awards
	Option Awards							Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option	Option	Stock That		Stock That
	Options	Options		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested		Vested
Richard J. Campo	2,891	—		$34.59	01/28/12	40,450	(1)	$1,713,867
	24,760	—		$41.91	01/28/12	4,321	(2)	183,081
	22,259	—		$44.00	01/28/12	11,592	(3)	491,153
	201	—		$51.37	01/28/12	2,864	(4)	121,348

	16,047	—		$62.32	01/28/12	59,227		$2,509,449

	26,100	—		$31.48	02/05/13
	37,098	—		$44.00	02/05/13
	30,660	—		$51.37	02/05/13
	10,261	—		$73.32	02/05/13
	136,749	—		$42.90	01/29/14
	7,939	—		$62.32	01/29/14
	100,000	—		$45.53	02/02/15
	11,331	45,325	(5)	$48.02	01/30/18
	—	165,653	(6)	$30.06	01/28/19

	426,296	210,978

D. Keith Oden	2,891	—		$34.59	01/28/12	40,450	(1)	$1,713,867
	24,760	—		$41.91	01/28/12	4,321	(2)	183,081
	22,259	—		$44.00	01/28/12	11,592	(3)	491,153
	201	—		$51.37	01/28/12	2,864	(4)	121,348

	16,047	—		$62.32	01/28/12	59,227		$2,509,449

	26,100	—		$31.48	02/05/13
	37,098	—		$44.00	02/05/13
	30,660	—		$51.37	02/05/13
	10,261	—		$73.32	02/05/13
	136,749	—		$42.90	01/29/14
	7,939	—		$62.32	01/29/14
	100,000	—		$45.53	02/02/15
	11,331	45,325	(5)	$48.02	01/30/18
	—	165,653	(6)	$30.06	01/28/19

	426,296	210,978

						Stock Awards
	Option Awards							Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option	Option	Stock That		Stock That
	Options	Options		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested		Vested

H. Malcolm Stewart	4,573	—		$38.85	03/14/12	2,134	(7)	90,418
	20,562	—		$43.90	01/28/12	37,057	(8)	1,570,105
	7,526	—		$62.32	01/28/12	8,269	(9)	350,358

	8,333	—		$31.48	02/05/13	47,460		$2,010,881

	6,426	—		$43.90	02/05/13
	4,703	—		$62.32	02/05/13
	10,000	—		$42.90	01/29/14
	2,822	—		$62.32	01/29/14
	12,061	48,247	(10)	$48.02	01/30/18
	—	102,388	(11)	$30.06	01/28/19

	77,006	150,635

Dennis M. Steen	5,000	—		$42.90	01/29/14	41,268	(12)	$1,748,525
	9,722	38,888	(14)	$48.02	01/30/18	7,901	(13)	334,766

	14,722	38,888				49,169		$2,083,291

Steven K. Eddington	1,696	—		$34.59	01/28/12	428	(15)	18,134
	2,376	—		$62.32	01/28/12
	18,135	—		$31.48	02/05/13	21,252	(15)	900,447
	15,000	—		$42.90	01/29/14	7,441	(15)	315,275

	4,064	16,255	(15)	$48.02	01/30/18	29,121		$1,233,856

	41,271	16,255

(1)	10,445 shares vested on February 15, 2010, 10,445 shares vest on February 15, 2011, 10,446 shares vest on February 15, 2012, 5,741 shares vest on February 15, 2013 and 3,373 shares vest on February 15, 2013.

(2)	2,759 shares vested on February 15, 2010 and 1,562 shares vest on February 15, 2011.

(3)	11,592 shares vested on February 15, 2010.

(4)	358 shares vested on February 15, 2010, 358 shares vest on February 15, 2011 and 2,148 shares vest on February 15, 2012.

(5)	11,331 shares vested on February 15, 2010, 11,331 shares vest on each of February 15, 2011 and 2012 and 11,332 shares vest on February 15, 2013.

(6)	33,130 shares vested on February 15, 2010, 33,130 shares vest on February 15, 2011 and 33,131 shares vest on each of February 15, 2012, 2013 and 2014.

(7)	305 shares vested on February 15, 2010 and 1,829 shares vest on February 15, 2011.

(8)	11,921 shares vested on February 15, 2010, 10,605 shares vest on February 15, 2011, 7,840 shares vest on February 15, 2012, 4,606 shares vest on February 15, 2013 and 2,085 shares vest on February 15, 2014.

(9)	3,794 shares vested on February 15, 2010, 2,897 shares vest on February 15, 2011 and 1,578 shares vest on February 15, 2012.

(10)	12,061 shares vested on February 15, 2010 and 12,062 shares vest on each of February 15, 2011, 2012 and 2013.

(11)	20,478 shares vested on February 15, 2010, 20,478 shares vest on each of February 15, 2011 and 2012 and 20,477 shares vest on each of February 15, 2013 and 2014.

(12)	12,165 shares vested on February 15, 2010, 10,893 shares vest on February 15, 2011, 8,281 shares vest on February 15, 2012, 5,995 shares vest on February 15, 2013 and 3,934 shares vest on February 15, 2014.

(13)	3,588 shares vested on February 15, 2010, 2,763 shares vest on February 15, 2011 and 1,550 shares vest on February 15, 2012.

(14)	9,722 shares vested on February 15, 2010 and 9,722 shares vest on each of February 15, 2011, 2012 and 2013.

(15)	In connection with Mr. Eddington’s retirement effective January 2, 2010, all unvested share awards lapsed and were forfeited on such date and all vested options which are not exercised by April 2, 2010 will lapse and be forfeited on such date.
Option Exercises and Shares Vested
The following table sets forth certain information with respect to share awards vested during 2009. None of the named executive officers exercised options in 2009.

	Stock Awards
	Number of
	Shares
	Acquired on	Value Realized
Name	Vesting	on Vesting
Richard J. Campo	10,275	$219,612

D. Keith Oden	10,275	$219,612

H. Malcolm Stewart	18,071	$392,195

Dennis M. Steen	13,441	$282,395

Steven K. Eddington	10,527	$222,593

Equity Compensation Plan
The following table summarizes information, as of December 31, 2009, relating to the Company’s 2002 share incentive plan, the Company’s equity compensation plan, pursuant to which grants of options, shares and other rights to acquire shares may be granted from time to time.

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,826,757	$39.00	1,640,099
Equity compensation plans not approved by security holders	—	—	—

Total	4,826,757	$39.00	1,640,099

Nonqualified Deferred Compensation
Beginning in 1997, the Compensation Committee established a rabbi trust for the benefit of the Company’s officers, including the named executive officers, and Trust Managers in which in previous years such persons had the option to place share grants, compensation (including salary, bonuses and fees) and dividends on previously deferred share awards. Generally, a participant may purchase assets held by the rabbi trust at any time up to 30 years from the date of vesting. The purchase price of a share is 25% of the fair value of that share on the date the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of that asset on the date the asset was placed in the rabbi trust. The Compensation Committee has also established a deferred compensation plan for the benefit of the Company’s officers, including the named executive officers, and Trust Managers in which the participant may elect to defer options or shares granted under the Company’s share incentive plans, compensation (including salary, bonuses and fees) and dividends on previously deferred share awards.
The following table provides certain information regarding contributions to, withdrawals from and earnings (losses) in the rabbi trust and the deferred compensation plan as of December 31, 2009.

	Executive			Aggregate
	Contributions in	Aggregate	Aggregate	Balance at Last
	Last Fiscal	Earnings in Last	Withdrawals/	Fiscal
Name	Year (1)	Fiscal Year (2)	Distributions	Year-End (3)
Richard J. Campo
Rabbi Trust	$—	$11,886,859	$—	$49,841,170
Deferred Compensation Plan	613,927	(1,328,545)	(7,246,188)	982,663

	$613,927	$10,558,314	$(7,246,188)	$50,823,833

D. Keith Oden
Rabbi Trust	$—	$12,865,693	$—	$52,772,618
Deferred Compensation Plan	614,423	(1,266,751)	(7,279,068)	1,014,564

	$614,423	$11,598,942	$(7,279,068)	$53,787,182

H. Malcolm Stewart
Rabbi Trust	$—	$2,494,903	$(335,332)	$10,530,244
Deferred Compensation Plan	503,114	1,118,836	—	3,934,666

	$503,114	$3,613,739	$(335,332)	$14,464,910

	Executive			Aggregate
	Contributions in	Aggregate	Aggregate	Balance at Last
	Last Fiscal	Earnings in Last	Withdrawals/	Fiscal
Name	Year (1)	Fiscal Year (2)	Distributions	Year-End (3)
Dennis M. Steen
Rabbi Trust	$—	$265,624	$—	$1,099,057
Deferred Compensation Plan	777,592	894,776	(369,160)	3,464,813

	$777,592	$1,160,400	$(369,160)	$4,563,870

Steven K. Eddington
Rabbi Trust	$—	$352,080	$(183,603)	$1,431,764
Deferred Compensation Plan	181,990	357,938	(129,712)	1,404,941

	$181,990	$710,018	$(313,315)	$2,836,705

(1)	Reflects 2009 amounts participants elected to defer including share awards and salary; these amounts are included in the Summary Compensation Table on page 34. The Company credits to the participant’s account an amount equal to the amount designated as the participant’s deferral for the plan year as indicated in the participant’s deferral election. A participant has a fully-vested right to his or her cash deferral amounts, and the deferred option and share awards will vest in accordance with their terms. Amounts deferred by the participants in 2009 are comprised of:

Name	Salary	Share Awards	Total
Richard J. Campo	$107,025	$506,902	$613,927
D. Keith Oden	107,521	506,902	614,423
H. Malcolm Stewart	—	503,114	503,114
Dennis M. Steen	—	777,592	777,592
Steven K. Eddington	6,500	175,490	181,990

(2)	Aggregate earnings in 2009 represent the net unrealized gain or loss reported by the administrator of the nonqualified deferred compensation plans, and represent the unrealized appreciation or depreciation of the Company’s shares and dividends on previously deferred share awards, salary and bonuses. The gains or losses on the deferred compensation plans do not include any Company or executive contributions, and are not included in the Summary Compensation Table on page 34.

(3)	Includes amounts to be paid by the executive upon withdrawals from the deferred compensation plans as follows: Mr. Campo — $11,625,925; Mr. Oden — $12,089,854; Mr. Stewart — $2,420,046; Mr. Steen — $262,448; and Mr. Eddington — $344,417.
Potential Payments Upon Termination or Change in Control
The following summarizes the compensation payable to each named executive officer under his employment agreement in the event of a termination of such executive’s employment, other than Mr. Eddington (whose employment agreement was terminated in connection with his retirement effective January 2, 2010).
Payments Made Upon Any Termination
In all events, the Company is obligated to pay all salary and benefits accrued to the executive through and including the date of termination. Additionally, each executive will be entitled to receive the minimum bonus for the contract year during which the termination occurs, prorated through and including the date of termination.

Payments Made Upon a Termination Without Cause
If the employment term is terminated for reasons other than for cause, the executive will be entitled to receive a severance payment equal to, in the case of Messrs. Stewart and Steen, one times his respective annual base salary currently in effect and, in the case of Messrs. Campo and Oden, 2.99 times the greater of his current annual total compensation or his average annual total compensation over the three most recent years. Annual compensation includes salary, bonuses, performance award payments and the value of long term incentive compensation. In addition, unless prohibited by the applicable provider, the executive shall continue to receive health and welfare benefits, as received before the executive’s termination, until the earlier of (a) the executive obtaining employment with another company or (b) the end of the employment term, as if the executive had not so terminated. Messrs. Campo and Oden will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive, or other similar such plans.
Payments Made Upon Death or Disability
If the employment term is terminated by reason of death or disability, the executive will be entitled to receive a severance payment equal to, in the case of Messrs. Stewart and Steen, one times his annual base salary, including targeted cash bonus, at the date on which death occurs and in the case of Messrs. Campo and Oden, 2.99 times the greater of his current annual total compensation or his average annual total compensation over the three most recent years. Each executive will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans. In addition, the executive would be entitled to receive continuation of certain welfare benefits.
Payments Made Upon a Change in Control
If the employment term is terminated by reason of a change in control, the executive will be entitled to receive a severance payment plus a gross-up payment, if any, for excise taxes due on the change in control payments. In the case of Mr. Steen, the severance payment equals 2.99 times his average annual salary over the previous three fiscal years. In the case of each of Messrs. Campo, Oden and Stewart, the severance payment generally equals 2.99 times the greater of his current annual total compensation or his average annual total compensation over the previous three fiscal years. Each executive will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans. In addition, the executive would be entitled to receive continuation of certain welfare benefits.
The amounts set forth in the table below represent the compensation payable to each named executive officer under his respective employment agreement in the event of a termination of such executive’s employment. The amounts shown assume such termination was effective as of December 31, 2009 and therefore include amounts earned through such time and are estimates of the amounts that would be paid the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s termination. With respect to a termination by reason of death or disability, the amounts are payable within five days after the termination event. With respect to all other terminations, the amounts will be paid six months after the termination event, are fully vested in favor of the executive officer upon occurrence of a termination event, and the Company is required to transfer such amounts into a deferred compensation plan to be used solely for the purpose of paying such amounts to the executive officer. As Mr. Eddington’s employment agreement ended on January 2, 2010 in connection with his retirement, no information is presented with respect to Mr. Eddington.

		Reason For Termination
		Without	Death or	Change in
Name	Benefit	Cause	Disability	Control
Richard J. Campo	Bonus	$500,000	$500,000	$500,000
	Severance	7,105,612	7,105,612	7,105,612
	Options and Awards (1)	4,292,212	4,292,212	4,292,212
	Gross-Up Payment for Excise Taxes	—	—	1,557,698

		$11,897,824	$11,897,824	$13,455,522

D. Keith Oden	Bonus	$500,000	$500,000	$500,000
	Severance	7,105,612	7,105,612	7,105,612
	Options and Awards (1)	4,292,212	4,292,212	4,292,212
	Gross-Up Payment for Excise Taxes	—	—	1,557,698

		$11,897,824	$11,897,824	$13,455,522

H. Malcolm Stewart	Bonus	$300,000	$300,000	$300,000
	Severance	370,800	670,800	5,329,636
	Options and Awards (1)	233,572	2,999,046	2,999,046
	Gross-Up Payment for Excise Taxes	—	—	1,173,838

		$904,372	$3,969,846	$9,802,520

Dennis M. Steen	Bonus	$275,000	$275,000	$275,000
	Severance	351,230	626,230	1,039,982
	Options and Awards (1)	223,177	2,083,291	2,083,291

		$849,407	$2,984,521	$3,398,273

(1)	The amounts represent the benefit of acceleration of unvested options and share awards based upon the Company’s share price as of December 31, 2009.

BOARD COMPENSATION
The Company uses a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers the significant amount of time Trust Managers expend in fulfilling their duties as well as the skill level it requires of members of the Board.
For 2009, Trust Managers, other than those who are employees, were paid the following fees.

Annual fee	$18,000
For each Board meeting attended	1,000
For each committee meeting attended	750
Chair of the Audit Committee	15,000
The Company also reimburses Trust Managers for travel expenses incurred in connection with their activities on the Company’s behalf.
Each non-employee Trust Manager receives share awards with a market value of $100,000 on the date of grant upon his election to the Board and on each succeeding year he is a Trust Manager. The Lead Independent Trust Manager will receive additional share awards with a market value of $25,000 each year he is Lead Independent Trust Manager.
The table below summarizes the compensation the Company paid to each non-employee Trust Manager for 2009:

			Change in Pension
			Value and
			Nonqualified
			Deferred
	Fees Earned or	Stock Awards	Compensation	All Other
Name (1)	Paid in Cash	(2)	Earnings (3)	Compensation		Total
William R. Cooper	$29,500	$100,003	—	$—		$129,503
Scott S. Ingraham	50,000	100,003	—	—		150,003
Lewis A. Levey	34,250	124,988	—	—		159,238
William B. McGuire, Jr.	32,000	100,003	—	91,782	(4)	223,785
F. Gardner Parker	25,750	100,003	—	—		125,753
William F. Paulsen	28,750	100,003	—	123,615	(4)	252,368
Steven A. Webster	28,250	100,003	—	—		128,253
Kelvin R. Westbrook	30,250	100,003	—	—		130,253

(1)	Richard J. Campo, Chairman of the Board and Chief Executive Officer, and D. Keith Oden, President, are not included in this table as they are employees and thus receive no compensation for their services as Trust Managers. The compensation received by Messrs. Campo and Oden as employees is shown in the Summary Compensation Table on page 34.

(2)	The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 11 to the audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

As of December 31, 2009, none of the non-employee Trust Managers held any vested or unvested options and such persons held the following numbers of vested and unvested share awards:

		Unvested Share
Name	Vested Share Awards	Awards
William R. Cooper	28,181	—
Scott S. Ingraham	15,019	6,718
Lewis A. Levey	29,492	—
William B. McGuire, Jr.	8,099	—
F. Gardner Parker	27,559	—
William F. Paulsen	3,464	6,718
Steven A. Webster	25,463	6,718
Kelvin R. Westbrook	426	4,982

(3)	The Company does not have a pension plan. There were no earnings on nonqualified deferred compensation that were above-market or preferential.

(4)	Represents amounts paid pursuant to a defined post-retirement benefit plan relating to prior service with Summit Properties Inc. for health benefits, secretarial and computer-related services, and office facilities.

AUDIT COMMITTEE INFORMATION
Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm for fiscal year 2009. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.
Report of the Audit Committee
The Audit Committee operates under a written charter adopted by the Board of Trust Managers. The Audit Committee charter is available on the investor relations section of the Company’s website at www.camdenliving.com.
Each member of the Audit Committee satisfies the requirements for independence set forth in Rule 10A-3(b)(1) of the Exchange Act and Sections 303A.02 and 303A.07(b) of the NYSE’s listing standards and is free from any relationship that, in the opinion of the Board of Trust Managers, would interfere with the exercise of his independent judgment as a member of the Audit Committee.
The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with representatives of the Company’s independent registered public accounting firm and with appropriate Company financial personnel, including the internal auditors. The Audit Committee also discussed with the Company’s senior management, representatives of the Company’s independent registered public accounting firm and the Company’s internal auditors the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer required for certain of the Company’s filings with the Securities and Exchange Commission.
The Audit Committee met privately with representatives of the independent registered public accounting firm, senior management, internal auditors and outside counsel, each of whom has unrestricted access to the Audit Committee. The Audit Committee appointed Deloitte & Touche LLP as the independent registered public accounting firm for the Company after reviewing the firm’s performance and independence from management. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.
The independent registered public accounting firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States of America and discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.
The Audit Committee reviewed with management and Deloitte & Touche LLP the Company’s audited financial statements and met separately with both management and Deloitte & Touche LLP to discuss and review those financial statements and reports prior to issuance. The Audit Committee further reviewed and discussed the Company’s process to comply with Section 404 of the Sarbanes-Oxley Act. Management has represented, and Deloitte & Touche LLP has confirmed, to the Audit Committee the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
The Audit Committee has discussed with Deloitte & Touche LLP matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP such firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trust Managers the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
The Audit Committee also reappointed, subject to shareholder ratification, Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.
This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K.
This Audit Committee report is given by the following members of the Audit Committee:

Scott S. Ingraham, Chair Lewis A. Levey Kelvin R. Westbrook
Independent Registered Public Accounting Firm Fees
The following summarizes the approximate aggregate fees billed to the Company for the fiscal years ended December 31, 2009 and 2008 by the Company’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte Entities”):

	Total Approximate Fees
Type of Services (a)	2009	2008
Audit Fees (b)	$1,269,282	$1,217,497
Tax Fees (c)	122,530	137,465
All Other Fees (d)	—	4,620

Total (e)	$1,391,812	$1,359,582

(a)	All such services provided to the Company by the Deloitte Entities during 2009 and 2008 were pre-approved by the Audit Committee.

(b)	Fees for audit services billed in 2009 and 2008 include the following:
•	Audit of annual financial statements;

•	Audit of internal controls over financial reporting;

•	Reviews of quarterly financial statements; and

•	Issuances of comfort letters, consents and other services related to SEC matters.

(c)	Fees for tax services billed in 2009 and 2008 included tax compliance services and tax planning and advisory services.

(d)	Fees for all other services billed in 2008 consisted of permitted non-audit services.

(e)	Excludes amounts the Company reimbursed the Deloitte Entities for out-of-pocket expenses, which totaled approximately $15,500 in 2009 and $20,640 in 2008.

Pre-Approval Policies and Procedures
The Audit Committee has developed policies and procedures concerning its pre-approval of audit and non-audit services provided to the Company by its independent registered public accounting firm. These provide that the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be rendered to the Company by its independent registered public accounting firm.
The independent registered public accounting firm provides the Audit Committee with a list describing the services expected to be performed by the independent registered public accounting firm. Any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has authorized any of the members of the Audit Committee to approve the provision by the Company’s independent registered public accounting firm of non-audit services not prohibited by law. Any such decision made by a member of the Audit Committee will be reported by such member to the full Audit Committee at its next meeting.
In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service. The Audit Committee believes providing a range of fees for a service incorporates appropriate oversight and control of the independent registered public accounting firm relationship, while permitting the Company to receive immediate assistance from the independent registered public accounting firm when time is of the essence.
Ratification of the Selection of the Independent Registered Public Accounting Firm
The Audit Committee has reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.
The proposal will be approved if it receives the affirmative vote of the majority of shares represented in person or by proxy at the meeting.
The Audit Committee, which has the sole authority to retain the Company’s independent registered public accounting firm, recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.
SHAREHOLDER PROPOSALS
The Company must receive any shareholder proposal intended for inclusion in the proxy materials for the annual meeting to be held in 2011 no later than December 31, 2010. A shareholder may also nominate Trust Managers before the next annual meeting by submitting the nomination to the Company as described on page 8 under “Consideration of Trust Manager Nominees—Shareholder Nominees.” The Company did not receive any formal proposals during 2009 from shareholders.

***EXERCISE YOUR RIGHT TO VOTE ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

CAMDEN PROPERTY TRUST	Meeting Information

Meeting Type: Annual Meeting For holders as of: March 12, 2010 Date: May 3, 2010 Time: 11:30 AM CDT
	Location:	Renaissance Hotel 6 Greenway Plaza East Houston, TX 77046

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

ANNUAL REPORT	NOTICE AND PROXY STATEMENT
How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 19, 2010 to facilitate timely delivery.
— How to Vote —
Please Choose One of the Following Voting Methods
Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting Items
The Board of Trust Managers recommends that you vote FOR the following:
1.   Election of Trust Managers
Nominees:

01) Richard J. Campo	06) William F. Paulsen
02) William R. Cooper	07) D. Keith Oden
03) Scott S. Ingraham	08) F. Gardner Parker
04) Lewis A. Levey	09) Steven A. Webster
05) William B. McGuire, Jr.	10) Kelvin R. Westbrook
The Board of Trust Managers recommends you vote FOR the following proposal:
2.  Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

***EXERCISE YOUR RIGHT TO VOTE ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

CAMDEN PROPERTY TRUST	Meeting Information

Meeting Type: Annual Meeting For holders as of: March 12, 2010 Date: May 3, 2010 Time: 11:30 AM CDT
	Location:	Renaissance Hotel 6 Greenway Plaza East Houston, TX 77046

Camden Property Trust Three Greenway Plaza, Suite 1300 Attn: Kimberly Callahan Houston, TX 77046
You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

ANNUAL REPORT	NOTICE AND PROXY STATEMENT
How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 19, 2010 to facilitate timely delivery.
— How to Vote —
Please Choose One of the Following Voting Methods
Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote the shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Trust Managers recommends that you vote FOR the following:
1.  Election of Trust Managers
Nominees:

01) Richard J. Campo	06) William F. Paulsen
02) William R. Cooper	07) D. Keith Oden
03) Scott S. Ingraham	08) F. Gardner Parker
04) Lewis A. Levey	09) Steven A. Webster
05) William B. McGuire, Jr.	10) Kelvin R. Westbrook
The Board of Trust Managers recommends you vote FOR the following proposal:
2.   Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

Note:	This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.
CAMDEN PROPERTY TRUST
FORM OF PROXY FOR ANNUAL MEETING
TO BE HELD MAY 3, 2010
This proxy is solicited on behalf of the Board of Trust Managers.
The undersigned hereby appoints Richard J. Campo, D. Keith Oden and Dennis M. Steen, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of Camden Property Trust the undersigned is entitled to vote at the Annual Meeting to be held on May 3, 2010 and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.
The Board of Trust Managers recommends you vote FOR each of the nominees for trust manager. The audit committee, which has the sole authority to retain our independent registered public accounting firm, recommends you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
IMPORTANT — This Proxy must be signed and dated on the reverse side.

Camden Property Trust	VOTE BY INTERNET — www.proxyvote.com
Three Greenway Plaza, Suite 1300 Attn: Kimberly Callahan Houston, TX 77046	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVER OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAMDEN PROPERTY TRUST	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:
The Board of Trust Managers recommends that you vote FOR the following:	☐	☐	☐

1.	Election of Trust Managers

Nominees:

	01) Richard J. Campo	06) William F. Paulsen
	02) William R. Cooper	07) D. Keith Oden
	03) Scott S. Ingraham	08) F. Gardner Parker
	04) Lewis A. Levey	09) Steven A. Webster
	05) William B. McGuire, Jr.	10) Kelvin R. Westbrook

The Board of Trust Managers recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm	☐	☐	☐
NOTE: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.
Please sign exactly as your name(s) appear(s) herein. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date